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                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                     INSIGHT COMMUNICATIONS COMPANY, L.P.,

                           THE LENDERS PARTY HERETO,

                                   CIBC INC.,

                                      AND

                               FLEET BANK, N.A.,

                                 AS CO-AGENTS,

                                      AND

                     THE BANK OF NEW YORK, AS ISSUING BANK

                          AND AS ADMINISTRATIVE AGENT

                         Dated as of December 21, 1998







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       BNY CAPITAL MARKETS, INC. ACTED AS LEAD ARRANGER AND AS LEAD BOOK
                          MANAGER OF THIS TRANSACTION

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                               TABLE OF CONTENTS

1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION....................................3

   SECTION 1.1 DEFINITIONS.......................................................3
   SECTION 1.2 PRINCIPLES OF CONSTRUCTION.......................................26

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT..............................27

   SECTION 2.1 LOANS............................................................27
   SECTION 2.2 NOTES............................................................27
   SECTION 2.3 PROCEDURE FOR BORROWING..........................................28
   SECTION 2.4 INCREASE, TERMINATION OR REDUCTION OF COMMITMENTS................29
   SECTION 2.5 PREPAYMENTS OF THE LOANS.........................................33
   SECTION 2.6 USE OF PROCEEDS..................................................33
   SECTION 2.7 LETTER OF CREDIT SUB-FACILITY....................................34
   SECTION 2.8 LETTER OF CREDIT PARTICIPATION AND FUNDING COMMITMENTS...........35
   SECTION 2.9 ABSOLUTE OBLIGATION WITH RESPECT TO LETTERS OF CREDIT PAYMENTS...36
   SECTION 2.10 PAYMENTS........................................................37
   SECTION 2.11 RECORDS.........................................................37

3. INTEREST, FEES, YIELD PROTECTIONS, ETC.......................................38

   SECTION 3.1 INTEREST RATE AND PAYMENT DATES..................................38
   SECTION 3.2 FEES.............................................................40
   SECTION 3.3 CONVERSIONS......................................................41
   SECTION 3.4 CONCERNING INTEREST PERIODS......................................41
   SECTION 3.5 INDEMNIFICATION FOR LOSS.........................................42
   SECTION 3.6 CAPITAL ADEQUACY.................................................43
   SECTION 3.7 REIMBURSEMENT FOR INCREASED COSTS................................43
   SECTION 3.8 ILLEGALITY OF FUNDING............................................44
   SECTION 3.9 SUBSTITUTED INTEREST RATE........................................44
   SECTION 3.10 TAXES...........................................................45
   SECTION 3.11 OPTION TO FUND..................................................48

4. REPRESENTATIONS AND WARRANTIES...............................................48

   SECTION 4.1 SUBSIDIARIES; CAPITALIZATION.....................................48
   SECTION 4.2 EXISTENCE AND POWER..............................................49
   SECTION 4.3 AUTHORITY AND EXECUTION..........................................49
   SECTION 4.4 BINDING AGREEMENT................................................49
   SECTION 4.5 LITIGATION.......................................................50
   SECTION 4.6 REQUIRED CONSENTS................................................50
   SECTION 4.7 ABSENCE OF DEFAULTS; NO CONFLICTING AGREEMENTS...................50
   SECTION 4.8 COMPLIANCE WITH APPLICABLE LAWS..................................51
   SECTION 4.9 TAXES............................................................51
   SECTION 4.10 GOVERNMENTAL REGULATIONS........................................51
   SECTION 4.11 FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS...............51
   SECTION 4.12 PLANS...........................................................52
   SECTION 4.13 FINANCIAL STATEMENTS............................................52
   SECTION 4.14 PROPERTY........................................................53
   SECTION 4.15 AUTHORIZATIONS..................................................53
   SECTION 4.16 ENVIRONMENTAL MATTERS...........................................53
   SECTION 4.17 ABSENCE OF CERTAIN RESTRICTIONS.................................54
   SECTION 4.18 NO MISREPRESENTATION............................................54
   SECTION 4.19 YEAR 2000 ISSUE.................................................55

                                       i

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
5. CONDITIONS TO LOANS OR THE ISSUANCE OF NEW LETTERS OF CREDIT.................55

   SECTION 5.1 EVIDENCE OF ACTION...............................................55
   SECTION 5.2 THIS AGREEMENT...................................................56
   SECTION 5.3 MASTER ASSIGNMENT................................................56
   SECTION 5.4 NOTES............................................................56
   SECTION 5.5 SECOND AMENDMENT TO COLLATERAL DOCUMENTS.........................56
   SECTION 5.6 ABSENCE OF LITIGATION............................................56
   SECTION 5.7 APPROVALS AND CONSENTS...........................................56
   SECTION 5.8 FINANCIAL OFFICER'S CERTIFICATE..................................57
   SECTION 5.9 OPINION OF COUNSEL TO THE BORROWER AND THE GUARANTORS............57
   SECTION 5.10 PROPERTY, PUBLIC LIABILITY AND OTHER INSURANCE..................57
   SECTION 5.11 FEES............................................................57
   SECTION 5.12 OTHER DOCUMENTS.................................................57

6. CONDITIONS OF LENDING - ALL LOANS AND NEW LETTERS OF CREDIT..................58

   SECTION 6.1 COMPLIANCE.......................................................58
   SECTION 6.2 BORROWING REQUEST; LETTER OF CREDIT REQUEST......................58
   SECTION 6.3 LOAN CLOSINGS....................................................58
   SECTION 6.4 OTHER DOCUMENTS..................................................58

7. AFFIRMATIVE COVENANTS........................................................59

   SECTION 7.1 FINANCIAL STATEMENTS AND INFORMATION.............................59
   SECTION 7.2 CERTIFICATES; OTHER INFORMATION..................................60
   SECTION 7.3 LEGAL EXISTENCE..................................................62
   SECTION 7.4 TAXES............................................................62
   SECTION 7.5 INSURANCE........................................................62
   SECTION 7.6 PERFORMANCE OF OBLIGATIONS.......................................64
   SECTION 7.7 CONDITION OF PROPERTY............................................64
   SECTION 7.8 OBSERVANCE OF LEGAL REQUIREMENTS.................................64
   SECTION 7.9 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS...........64
   SECTION 7.10 AUTHORIZATIONS..................................................65
   SECTION 7.11 FINANCIAL COVENANTS.............................................65
   SECTION 7.12 INTEREST RATE PROTECTION ARRANGEMENTS...........................66

8. NEGATIVE COVENANTS...........................................................66

   SECTION 8.1 INDEBTEDNESS.....................................................66
   SECTION 8.2 LIENS............................................................66
   SECTION 8.3 MERGER, CONSOLIDATIONS AND ACQUISITIONS..........................67
   SECTION 8.4 DISPOSITIONS AND EXCHANGES.......................................68
   SECTION 8.5 INVESTMENTS, LOANS, ETC..........................................70
   SECTION 8.6 RESTRICTED PAYMENTS..............................................71
   SECTION 8.7 CAPITAL EXPENDITURES.............................................71
   SECTION 8.8 BUSINESS AND NAME CHANGES........................................72
   SECTION 8.9 SUBSIDIARIES.....................................................72
   SECTION 8.10 ERISA...........................................................72
   SECTION 8.11 PREPAYMENTS OF INDEBTEDNESS.....................................72
   SECTION 8.12 AMENDMENTS, ETC. OF ORGANIZATIONAL DOCUMENTS....................72
   SECTION 8.13 TRANSACTIONS WITH AFFILIATES....................................73
   SECTION 8.14 ISSUANCE OF ADDITIONAL CAPITAL STOCK............................73
   SECTION 8.15 LIMITATION ON CERTAIN RESTRICTIONS ON RESTRICTED SUBSIDIARIES...74

9. DEFAULT......................................................................74

   SECTION 9.1 EVENTS OF DEFAULT................................................74

                                      ii

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
   SECTION 9.2 CONTRACT REMEDIES................................................77

10. THE AGENT AND THE COAGENTS..................................................79

   SECTION 10.1 APPOINTMENT.....................................................79
   SECTION 10.2 DELEGATION OF DUTIES............................................79
   SECTION 10.3 EXCULPATORY PROVISIONS..........................................79
   SECTION 10.4 RELIANCE BY AGENT...............................................80
   SECTION 10.5 NOTICE OF DEFAULT...............................................81
   SECTION 10.6 NONRELIANCE ON AGENT AND OTHER LENDERS..........................81
   SECTION 10.7 INDEMNIFICATION.................................................82
   SECTION 10.8 AGENT IN ITS INDIVIDUAL CAPACITY................................82
   SECTION 10.9 SUCCESSOR AGENT.................................................83
   SECTION 10.10 CO-AGENTS......................................................83

11. OTHER PROVISIONS............................................................83

   SECTION 11.1 AMENDMENTS AND WAIVERS..........................................83
   SECTION 11.2 NOTICES.........................................................85
   SECTION 11.3 NO WAIVER; CUMULATIVE REMEDIES..................................86
   SECTION 11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
                  CERTAIN OBLIGATIONS...........................................86
   SECTION 11.5 PAYMENT OF EXPENSES AND TAXES...................................87
   SECTION 11.6 LENDING OFFICES.................................................88
   SECTION 11.7 ASSIGNMENTS AND PARTICIPATIONS..................................88
   SECTION 11.8 INDEMNITY.......................................................90
   SECTION 11.9 LIMITATION OF LIABILITY.........................................91
   SECTION 11.10 COUNTERPARTS...................................................91
   SECTION 11.11 ADJUSTMENTS; SET-OFF...........................................92
   SECTION 11.12 CONSTRUCTION...................................................93
   SECTION 11.13 GOVERNING LAW..................................................93
   SECTION 11.14 HEADINGS DESCRIPTIVE...........................................93
   SECTION 11.15 SEVERABILITY...................................................94
   SECTION 11.16 INTEGRATION....................................................94
   SECTION 11.17 CONSENT TO JURISDICTION........................................94
   SECTION 11.18 SERVICE OF PROCESS.............................................94
   SECTION 11.19 NO LIMITATION ON SERVICE OR SUIT...............................95
   SECTION 11.20 WAIVER OF TRIAL BY JURY........................................95
   SECTION 11.21 TREATMENT OF CERTAIN INFORMATION...............................95
   SECTION 11.22 EFFECTIVE DATE.................................................96

                                      iii

         FOURTH AMENDED AND RESTATED CREDITAGREEMENT, dated as of December 21, 1998, by and among INSIGHT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership (the "Borrower"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender"), CIBC INC., and FLEET BANK, N.A., as Co-Agents (collectively, the "Co-Agents"), and THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, the "Agent") and as Issuing Bank (as such term is defined below), amending and restating in its entirety the Third Amended and Restated Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time up to, but excluding, the Effective Date (as such term is defined below), the "Third Amended Credit Agreement"), dated as of January 22, 1998, by and among the Borrower, the lenders party thereto, the Co-Agents and the Agent.

                 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1       DEFINITIONS

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Accountants": Ernst & Young, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent.

                  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

                  "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating Entity, or (iii) any Property of (a) any other Person or (b) any Operating Entity, in either case other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person or Operating Entity shall be deemed to be in the ordinary course of business.

                  "Acquisition Cost": with respect to any Acquisition by any Person, the sum of (i) all cash consideration paid or agreed to be paid by such Person to make such Acquisition (inclusive of payments by such Person of the seller's professional fees and expenses and other outofpocket expenses in connection therewith), plus (ii) the fair market value of all noncash consideration paid by such Person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith. The principal or stated amount of any liability assumed or incurred by a Person in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith.

                  "Adjusted Consolidated Annualized Cash Flow": for any fiscal quarter, Consolidated Annualized Cash Flow for such fiscal quarter (excluding all management fees to the extent included therein), plus the lesser of (1) management fees received in cash during such fiscal quarter multiplied by four, and (2) 20% of the sum of (a) home office expenses of a type satisfactory to the Agent during such fiscal quarter multiplied by four, plus (b) Consolidated Annualized Cash Flow for such fiscal quarter (excluding management fees to the extent included therein). Notwithstanding anything to the contrary contained in this definition, for purposes of determining "Adjusted Consolidated Annualized Cash Flow" only, with respect to any fiscal quarter, all Acquisitions, Dispositions and Exchanges occurring during the quarter shall be deemed to have occurred on the first day of such quarter.

                  "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

                  "Affected Advance": as defined in Section 3.9.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. With respect to any Lender that is a fund that invests in commercial loans, "Affiliate" shall include (i) any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (ii) any bank or Affiliate thereof that manages or controls such Lender.

                  "Aggregate Commitment Amount": at any time, the sum at such time of the Commitment Amounts of all Lenders at such time.

                  "Aggregate Commitments": the Commitments of all Lenders.

                  "Aggregate Exposure": at any time, the sum at such time of
(i) the outstanding principal balance of the Loans of all Lenders, plus (ii) an amount equal to the Letter of Credit Exposure of all Lenders.

                  "Agreement": this Fourth Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Agreement of Assignment": the Agreement of Assignment of Limited Partnership Interest, dated as of November 14, 1997, by and between Continental and the Borrower, as amended, supplemented or otherwise modified from time to time.

                  "Allowable Amount": as defined in Section 8.7.

                  "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                  "Amendment to Collateral Documents": the Amendment to Collateral Documents, dated as of November 25, 1996, by and among the Borrower, BNY, CIBC Inc., Bankers Trust Company, Fleet Bank, N.A., SunTrust Bank, Central Florida, N.A., Van Kampen American Capital Prime Rate Income Trust, the Issuing Bank, the Agent, Canadian Imperial Bank of Commerce, as Documentation Agent, Finance, the General Partner, Insight Communications, Inc., and Sidney R. Knafel, as amended, supplemented or otherwise modified from time to time.

                  "Americable Acquisition" as defined in Section 8.3(f).

                  "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

                  "Applicable Percentage": with respect to the Commitment Fee and the unpaid principal balance of ABR Advances and Eurodollar Advances, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column, subject to the provisos set forth below:

                             Applicable Percentage

   Pricing Level             ABR           Eurodollar         Commitment Fee
   -------------             ---           ----------         --------------

Pricing Level I             0.750%           2.000%              0.375%
Pricing Level II            0.375%           1.625%              0.375%
Pricing Level III           0.125%           1.375%              0.250%
Pricing Level IV            0.000%           1.250%              0.250%
Pricing Level V             0.000%           1.125%              0.250%
Pricing Level VI            0.000%           1.000%              0.250%

                  Changes in the Applicable Percentage resulting from a change in a Pricing Level, in each case, shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) and shall become effective, in the event that such delivery shall occur on the first day of a calendar month, on such day, and, in all other cases, on the first day of the calendar month immediately following such delivery. Notwithstanding anything to the contrary contained in this definition, (a) if at any time and from time to time the Borrower shall be in Default of its obligations under Section 7.1(c), Pricing Level I shall apply until such Default is cured, and (b) subject to clause (a) immediately above, during the period commencing on the Effective Date and ending on the date of delivery thereafter of the first Compliance Certificate pursuant to Section 7.1(c), the Applicable Percentage shall be based upon the Financial Officer's certificate referred to in Section 5.8.

                  "Approved Bank": any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A1 or the equivalent thereof or (ii) Moody's is at least P1 or the equivalent thereof.

                  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which such assignor assigns to such assignee all or any portion of such assignor's Notes and Commitments, substantially in the form of Exhibit J.

                  "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

                  "Available Commitment Amount": at any time, an amount equal to the Aggregate Commitment Amount at such time minus the Aggregate Exposure at such time.

                  "Benefited Lender": as defined in Section 11.11.

                  "BNY": The Bank of New York.

                  "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "BNYCMI": BNY Capital Markets, Inc.

                  "Borrower Security Agreement": the Amended and Restated Security Agreement, dated as of March 4, 1993, by and among the Borrower, the Lenders party thereto, the Documentation Agent and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrowing Date": any Business Day specified in (i) a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans or (ii) a Letter of Credit Request as a date on which the Borrower requests the Issuing Bank to issue a Letter of Credit.

                  "Borrowing Request": a request for Loans in the form of Exhibit C.

                  "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause
(i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

                  "Capital Expenditures": with respect to any Person for any period, the aggregate of all expenditures incurred by such Person during such period which, in accordance with GAAP, are required to be included in "Additions to Property, Plant or Equipment" or similar items reflected on the balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (a) any Lender or (b) any Approved Bank, in any such case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A1 or the equivalent by Standard & Poor's or at least P1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A 2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "Collateral": the Property in which a security interest is granted under the Collateral Documents.

                  "Collateral Documents": collectively, the Borrower Security Agreement, the Subsidiary Guaranty, the Pledge Agreement, the Negative Pledge Agreement, the Affiliate Subordination Agreement, and all documents executed or delivered in connection with any of the foregoing.

                  "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Loans and to participate in the Letters of Credit, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

                  "Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as each of the same may be reduced from time to time pursuant to Section 2.4, and as each may be affected by assignments pursuant to Section 11.7.

                  "Commitment Fee": as defined in Section 3.2(a).

                  "Commitment Percentage": as to any Lender at any time, the percentage, at such time, equal to such Lender's Commitment Amount, if any, divided by the Aggregate Commitment Amount (or, if no Commitments exist at such time, the percentage equal to such Lender's Commitment Amount, if any, on the last day upon which Commitments did exist divided by the Aggregate Commitment Amount on such day).

                  "Commitment Period": the period from the Effective Date until the Commitment Termination Date.

                  "Commitment Termination Date": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Commitments shall have been terminated in accordance with Section 2.4 or
Section 9.2.

                  "Compensatory Interest Payment": as defined in Section
3.1(c).

                  "Compliance Certificate": a certificate substantially in the form of Exhibit F.

                  "Consolidated": the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Consolidated Annualized Cash Flow": for any fiscal quarter, an amount equal to Consolidated Cash Flow for such fiscal quarter, multiplied by four.

                  "Consolidated Cash Flow": for any period, net income of the Borrower and its Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP plus (i) the sum of, without duplication, each of the following with respect to the Borrower and its Restricted Subsidiaries, to the extent utilized in determining such net income:
(a) all interest expense, (b) all Restricted Payments made by the Borrower pursuant to Section 8.6(ii), and (c) depreciation, amortization and other non-cash charges, minus (ii) the sum of, without duplication, each of the following with respect to the Borrower and its Restricted Subsidiaries, to the extent utilized in determining such net income: (a) extraordinary gains and losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, (b) other non-recurring items, and (c) accrued and unpaid management fees.

                  "Consolidated Debt Service": for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) with respect to all Indebtedness under revolving credit facilities (including, without limitation, the facility evidenced hereby) of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such period, minus (b) the aggregate amount of all commitments under such revolving credit facilities at the end of such period, plus (iii) with respect to all other Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, all repayments of such Indebtedness which were required to be made during such period.

                  "Consolidated Fixed Charges": for any period, the sum of, without duplication, (i) Consolidated Debt Service for such period, (ii) Capital Expenditures made during such period by the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and
(iii) Restricted Payments made pursuant to Section 8.6(ii) during such period by the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense": for any period, the sum of all interest expense during such period of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Pro-forma Debt Service": as of any fiscal quarter end, the sum of (i) Consolidated Proforma Interest Expense as of such fiscal quarter end, plus (ii) with respect to all Indebtedness under revolving credit facilities (including, without limitation, the facility evidenced hereby) of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at such fiscal quarter end, minus (b) the aggregate amount of all commitments under such revolving credit facilities which, at such fiscal quarter end, are scheduled to remain in effect at the end of the four fiscal quarter period immediately succeeding such fiscal quarter end, plus (iii) with respect to all other Indebtedness of the Borrower and the Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, all repayments of such Indebtedness which, as of such fiscal quarter end, are scheduled to be made during the immediately succeeding four fiscal quarter period.

                  "Consolidated Proforma Interest Expense": as of any fiscal quarter end, the sum of all scheduled interest payments due on the Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as of such fiscal quarter end for the four fiscal quarter period immediately succeeding such fiscal quarter end. For purposes of calculating "Proforma Interest Expense", (i) to the extent that the interest rate applicable to any such Indebtedness is a variable rate, then the rate in effect, adjusted for any Interest Rate Protection Arrangements, at such fiscal quarter end shall be deemed to be the rate thereof in effect for such four fiscal quarter period, (ii) the principal amount of such Indebtedness outstanding under any revolving or line of credit facility at such fiscal quarter end shall be deemed to be the outstanding amount thereof throughout such four fiscal quarter period, adjusted to give effect to all scheduled reductions of the commitments or availability thereunder during such four fiscal quarter period, and (iii) any other such Indebtedness outstanding at such fiscal quarter end shall be deemed to be the outstanding amount thereof throughout such four fiscal quarter period, adjusted to give effect to all scheduled repayments thereof during such four fiscal quarter period, to the extent that the amount of such repayment is known at such fiscal quarter end.

                  "Consolidated Total Debt": at any date of determination, the aggregate Indebtedness on such date of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                  "Continental": MediaOne Investments, Inc., a Delaware corporation.

                  "Continental Subordinated Note": the subordinated promissory note of the Borrower payable to Continental, dated November 24, 1997, in the original principal amount of $7,687,500.

                  "Contingent Obligation": as to any Person (a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or
(ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation,
(d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include (x) the indorsement of instruments for deposit or collection in the ordinary course of business, and (y) with respect to the Borrower, any Restricted Payment made or to be made by the Borrower pursuant to its Organizational Documents as in effect on the date hereof. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Control Person": as defined in Section 3.6.

                  "Conversion Date": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance, or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

                  "Credit Party": with respect to any Loan Document, any Person (other than the Agent, the Issuing Bank and each Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

                  "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of, or other equity interests of, any other Person, (ii) any Operating Entity, or (iii) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business (a) if the fair market value thereof is in excess of $500,000, or (b) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person within the same fiscal year, exceeds $1,000,000, and then only to the extent of such excess, if any, or (c) it is the sale, assignment, transfer or disposition of (A) all or substantially all of the Property of such Person or (B) any Operating Entity.

                  "Dollars" and "$": lawful currency of the United States.

                  "Domestic Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1B; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower, and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1B of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower.

                  "Effective Date": as defined in Section 11.22.

                  "Eligible Assignee": a Lender, any affiliate of a Lender and any other bank, insurance company, pension fund, mutual fund or other financial institution.

                  "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA ss.5101 et seq. and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

                  "Eurodollar Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1B; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

                  "Eurodollar Rate": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

(a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering

Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

(b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

                  "Event of Default": as defined in Section 9.1.

                  "Excess Cash Flow": for each fiscal year, Consolidated Cash Flow in respect of such fiscal year minus, without duplication, the sum of each of the following with respect to the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP: (i) Capital Expenditures made during such fiscal year (net of the aggregate principal amount of all Indebtedness assumed by the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, during such fiscal year in connection with the financing of such Capital Expenditures), to the extent such Capital Expenditures were permitted by
Section 8.7, (ii) interest expense to the extent paid during such fiscal year,
(iii) with respect to all Indebtedness under revolving credit facilities, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such fiscal year, minus
(b) the aggregate amount of all commitments under such revolving credit facilities at the end of such fiscal year, (iv) with respect to all other Indebtedness, all repayments of such Indebtedness which were made during such fiscal year, (v) income taxes to the extent paid during such fiscal year, and
(vi) Capital Lease Obligations to the extent paid during such fiscal year.

                  "Excess Cash Flow Prepayment Date": as defined in Section 2.4(c).

                  "Exchange": with respect to any Person, a simultaneous or substantially simultaneous Acquisition and Disposition by such Person.

                  "Excluded Transactions": the Americable Acquisition and the Falcon Swap.

                  "Existing Letter of Credit": each letter of credit set forth on Schedule 1.1C.

                  "Existing Reimbursement Agreement": each reimbursement agreement set forth on Schedule 1.1C.

                  "Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Loans, plus (ii) an amount equal to such Lender's Letter of Credit Exposure.

                  "Falcon Swap": the exchange by the Borrower of its Franklin, Virginia cable television systems for cable television systems located in and around Scottsburg, Indiana and owned by Falcon Cablevision and $8,000,000 (subject to normal course adjustments) in cash.

                  "Family Group": with respect to any individual, that individual's estate, spouse, descendants, and any trust for the benefit of such individual or such individual's spouse and/or descendants.

                  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

                  "Fees": as defined in Section 2.10.

                  "Finance": Insight Finance Corporation, a whollyowned Subsidiary of the Borrower.

                  "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Agent.

                  "Financial Statements": as defined in Section 4.13.

                  "Fixed Charge Coverage Ratio": as of any fiscal quarter end, the ratio of (i) Consolidated Cash Flow to (ii) Consolidated Fixed Charges, in each case for the period comprised of the four consecutive fiscal quarters then ended as reflected in the financial statements in respect thereof delivered pursuant to Section 7.1(a) or 7.1(b), as the case may be.

                  "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

                  "GAAP": at any time, generally accepted accounting principles as in effect at such time in the United States of America.

                  "General Partner": ICC Associates, L.P., a Delaware limited partnership.

                  "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "Guarantors": as defined in the Subsidiary Guaranty.

                  "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                  "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held by it or by the Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

                  "ICCO Operating": Insight Communications of Central Ohio, LLC, a Delaware limited liability company.

                  "Increase Supplement": as defined in Section 2.4(a).

                  "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than (1) carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business and (2) Liens on the Capital Stock of Unrestricted Subsidiaries), (vii) Capital Lease Obligations, and (viii) Contingent Obligations.

                  "Indemnified Liabilities": as defined in Section 11.5.

                  "Indemnified Person": as defined in Section 11.8.

                  "Indemnified Tax": as to any Person, any Tax, except (i) a Tax on the Income imposed on such Person and (ii) any interest, fees or penalties for late payment imposed on such Person, in each case under clauses
(i) and (ii) to the extent not attributable to the failure of the Borrower or any of its Subsidiaries to obtain any necessary approvals or consents of, or file or cause to be filed any reports, applications, documents, instruments or information required to be filed pursuant to any applicable law, rule, regulation or request of, any Governmental Authority.

                  "Indemnified Tax Person": the Agent, the Issuing Bank or any Lender.

                  "Indiana": Insight Communications of Indiana, LLC.

                  "Indiana Transactions": the transactions contemplated by the Indiana Transaction Documents.

                  "Indiana Transaction Documents": (a) the Operating Agreement, dated as of May 14, 1998, of Indiana, (b) the Asset Contribution Agreement, dated as of May 14, 1998, among the Borrower, Indiana and certain affiliates of Tele-Communications, Inc., and (c) the Asset Exchange Agreement, dated as of May 14, 1998, among certain affiliates of Tele-Communications, Inc. and the Borrower.

                  "Interest Coverage Ratio": as of any fiscal quarter end, the ratio of (i) Consolidated Cash Flow to (ii) Consolidated Interest Expense, in each case for the period comprised of the four consecutive fiscal quarters then ended as reflected in the financial statements in respect thereof delivered pursuant to Section 7.1(a) or 7.1(b), as the case may be.

                  "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period greater than three months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period; (iv) as to all Eurodollar Advances comprising all or a portion of the Loans, the Maturity Date.

                  "Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, and (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest Periods shall be subject to the provisions of
Section 3.4.

                  "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Investments": as defined in Section 8.5.

                  "Issuing Bank": BNY.

                  "Letter of Credit": each Existing Letter of Credit and each New Letter of Credit.

                  "Letter of Credit Commissions": as defined in Section 3.2(b).

                  "Letter of Credit Commitment": the commitment of the Issuing Bank to issue New Letters of Credit under and in accordance with the terms of this Agreement.

                  "Letter of Credit Commitment Amount": $5,000,000.

                  "Letter of Credit Exposure": at any time, (i) in respect of all the Lenders, the sum at such time, without duplication, of (a) the aggregate undrawn face amount of the outstanding Letters of Credit, (b) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (c) the aggregate unpaid Reimbursement Obligations (after giving effect to any Loans made at such time to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to (x) the amount determined under clause (i) of this definition multiplied by (y) such Lender's Commitment Percentage.

                  "Letter of Credit Request": a request in the form of Exhibit
D.

                  "Leverage Ratio": at any date of determination, the ratio of
(i) Consolidated Total Debt on such date to (ii) Adjusted Consolidated Annualized Cash Flow for the most recent fiscal quarter in respect of which the financial statements required by paragraphs (a) or (b) of Section 7.1 have been delivered.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "Loan" and "Loans": as defined in Section 2.1.

                  "Loan Documents": collectively, this Agreement, the Notes, the Reimbursement Agreements, the Collateral Documents, the Master Assignment, the Amendment to Collateral Documents, and the Second Amendment to Collateral Documents .

                  "Managing Person": with respect to any Person that is a (i) corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership, its managing partner or executive committee or (v) such other managing body or Person analogous to the foregoing.

                  "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

                  "Master Assignment": as defined in Section 5.3.

                  "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the

Borrower and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Restricted Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Agent and the Lenders to enforce the Loan Documents.

                  "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and its Restricted Subsidiaries taken as a whole,
(ii) the ability of the Borrower or any of its Restricted Subsidiaries to perform its obligations under the Loan Documents to which it is a party or
(iii) the ability of the Agent and the Lenders to enforce the Loan Documents.

                  "Maturity Date": December 31, 2005, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

                  "Moody's": Moody's Investors Service, Inc., or any successor thereto.

                  "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Negative Pledge Agreement": the Negative Pledge Agreement, dated as of March 4, 1993, by and among the General Partner, the Borrower, the Lenders party thereto, the Documentation Agent and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Net Cash Proceeds": with respect to any Disposition or Exchange by the Borrower or any of its Restricted Subsidiaries, the aggregate gross sales proceeds or consideration received by the Borrower or such Restricted Subsidiary (or any qualified intermediary acting on their behalf in connection with an exchange qualifying under Section 1031 of the Code) in cash in connection with such Disposition or Exchange, as the case may be, minus the sum of (i) sales and other commissions and legal and other expenses incurred in connection with such Disposition or Exchange, as the case may be, (ii) any taxes paid or payable by the Borrower or such Restricted Subsidiary in connection therewith (determined on a Consolidated basis after giving effect to net operating loss and other deductions and applicable tax credits), and (iii) the amount of Indebtedness (other than the Loans) secured by the Property subject to such Disposition or Exchange, as the case may be, which, in accordance with the terms governing such Indebtedness, is required to be repaid upon such Disposition.

                  "New Letter of Credit: as defined in Section 2.7(a)

                  "New Reimbursement Agreement": as defined in Section 2.7(b).

                  "New Subsidiary": as defined in Section 8.14.

                  "Note" and "Notes": as defined in Section 2.2.

                  "Notice of Conversion": a notice substantially in the form of Exhibit E.

                  "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

                  "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and bylaws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

                  "Outstandings": with respect to the Issuing Bank and each Lender, as the case may be, as of any date, an amount equal to (i) the outstanding principal balance on such date of all the Loans of the Issuing Bank or such Lender, as the case may be, plus (ii) with respect to the Issuing Bank only, the excess of (a) the aggregate sum of all drafts honored under all Letters of Credit after the Effective Date, over (b) all payments made after the Effective Date to the Issuing Bank by the Borrower and the Lenders in reimbursement thereof or participation therein, as the case may be, plus (iii) with respect to each Lender, the excess of (a) the aggregate sum of all payments by such Lender in participation of the Reimbursement Obligations, over
(b) all reimbursements of such Lender in respect thereof.

                  "Outstanding Percentage": as of any date and with respect to each Lender or the Issuing Bank, as the case may be, a fraction the numerator of which is the Outstandings of such Lender or the Issuing Bank, as applicable, on such date, and the denominator of which is the aggregate Outstandings of the Issuing Bank and all Lenders on such date.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "Permitted Acquisition": an Acquisition permitted by Section 8.3.

                  "Permitted Lien": a Lien permitted to exist under Section 8.2.

                  "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.
                  "Pledge Agreement": the Pledge Agreement, dated as of March 4, 1993, by and among the Borrower, the Lenders party thereto, the Documentation Agent and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V or Pricing Level VI, as applicable.

                  "Pricing Level I": any time when the Leverage Ratio is greater than 5.50:1.00.

                  "Pricing Level II": any time when the Leverage Ratio is greater than 5.00:1.00 but less than or equal to 5.50:1.00.

                  "Pricing Level III": any time when the Leverage Ratio is greater than 4.50:1.00 but less than or equal to 5.00:1.00.

                  "Pricing Level IV": any time when the Leverage Ratio is greater than 4.00:1.00 but less than or equal to 4.50:1.00.

                  "Pricing Level V": any time when the Leverage Ratio is greater than 3.50:1.00 but less than or equal to 4.00:1.00.

                  "Pricing Level VI": any time when the Leverage Ratio is less than or equal to 3.50:1.00.

                  "Pro-forma Debt Service Coverage Ratio": as of any fiscal quarter end, the ratio of (i) Adjusted Consolidated Annualized Cash Flow for such fiscal quarter, to (ii) Consolidated Pro-forma Debt Service as of such fiscal quarter end.

                  "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

                  "Property": all types of real, personal, tangible, intangible or mixed property.

                  "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

                  "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof. For purposes of this definition, the term "Relevant Date" shall mean (a) in the case of each Lender listed on the signature pages hereof, the Effective Date, or (b) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

                  "Reimbursement Agreement": each Existing Reimbursement Agreement and each New Reimbursement Agreement.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank for amounts drawn under a Letter of Credit.

                  "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, advisors and trustees of such Person and such Person's Affiliates.

                  "Replacement Lender": as defined in Section 3.10(f).

                  "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

                  "Required Lenders": (i) at any time when Commitments are outstanding, one or more Lenders having Commitment Amounts greater than or equal to 51% of the sum of the Aggregate Commitment Amount, and (ii) at all other times, parties having Outstandings equal to or more than 51% of the aggregate Outstandings of all parties.

                  "Required Payment": as defined in Section 3.10.

                  "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock of such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding.

                  "Restricted Subsidiaries": as of any date, Subsidiaries of the Borrower which are not Unrestricted Subsidiaries as of such date.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "Second Amendment to Collateral Documents": as defined in
Section 5.5.

                  "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Agent.

                  "Standard & Poor's": Standard & Poor's Rating Services, a division of The McGrawHill Companies, Inc., or any successor thereto.

                  "Subsequent Borrowing Date": the Borrowing Date occurring on, or, if no Borrowing Date shall occur on, then the first Borrowing Date subsequent to, the Effective Date.

                  "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined; provided that, in the case of the Borrower, Indiana shall be deemed a Subsidiary.

                  "Subsidiary Guaranty": the Guaranty, dated as of November 25, 1996, by and among Finance, such other Persons which from time to time may become party thereto, and the Agent, as amended, supplemented or otherwise modified from time to time.

                  "Super-majority Lenders": (i) at any time when Commitments are outstanding, one or more Lenders having Commitment Amounts greater than or equal to 66-2/3% of the Aggregate Commitment Amount and (ii) at all other times, parties having Outstandings equal to or more than 66-2/3% of the aggregate Outstandings of all parties.

                  "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                  "Tax on the Income": as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender, the Agent or the Issuing Bank, any jurisdiction in which such Person is deemed to be doing business; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

                  "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

                  "Type": with respect to any Loan, the character of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

                  "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

                  "United States": the United States of America (including the States thereof and the District of Columbia).

                  "Unqualified Amount": as defined in Section 3.1(c).

                  "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Restricted Subsidiaries, provided that prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation.

                  "Unrestricted Subsidiary": Indiana, ICCO Operating, and each Subsidiary of either of them.

                  "Unrestricted Subsidiary Equity": any interest of the Borrower or any Subsidiary thereof in any Capital Stock issued by an Unrestricted Subsidiary, including any certificate or other instrument representing the same.

                  "U.S. Person": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

                  "Year 2000 Issue": the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

                     SECTION 1.2 PRINCIPLES OF CONSTRUCTION

                  (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto, unless otherwise expressly provided therein.

                  (d) The phrase "may not" is prohibitive and not permissive.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

                  (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

               2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

          SECTION 2.1       LOANS

                  Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Loan" and, as the context may require, collectively with all other Loans of such Lender and with the Loans of all other Lenders, the "Loans") to the Borrower from time to time during the Commitment Period, provided that immediately after giving effect thereto, (i) such Lender's Exposure would not exceed such Lender's Commitment Amount, and (ii) the Aggregate Exposure would not exceed the Aggregate Commitment Amount. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrower, Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances, or (iii) any combination thereof.

          SECTION 2.2      NOTES

                  The Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Note" and, collectively with the Notes of all other Lenders, the "Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, dated the first Borrowing Date, and in the stated principal amount equal to such Lender's Commitment Amount. The outstanding principal balance of the Loans shall be due and payable on the Maturity Date.

          SECTION 2.3      PROCEDURE FOR BORROWING

(a) The Borrower may on any Business Day, borrow under the Aggregate Commitments during the Commitment Period, provided that the Borrower shall notify the Agent by the delivery of a Borrowing Request, which shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Borrowing Request manually signed by the Borrower), no later than: 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, or one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed under the Aggregate Commitments, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, and (D) if such borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance. Each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $2,000,000 or such amount plus a whole multiple of $100,000 in excess thereof, and (ii) ABR Advance made on each Borrowing Date shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the Available Commitment Amount.

                  (b) Upon receipt of each Borrowing Request, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of the requested Loans available to the Agent for the account of the Borrower at the office of the Agent set forth in Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

                  (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Loans from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.1 for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of the Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

                  (d) If a Lender makes a new Loan on a Borrowing Date on which the Borrower is to repay a Loan from such Lender, such Lender shall apply the proceeds of such new Loan to make such repayment, and only the excess of the proceeds of such new Loan over the Loan being repaid need be made available to the Agent.

          SECTION 2.4      INCREASE, TERMINATION OR REDUCTION OF COMMITMENTS.

                  (a) Increases of Commitments. The Borrower may at any time and from time to time prior to December 31, 2000, at its sole cost and expense, request any one or more of the Lenders to increase (such decision to increase the Commitment of a Lender to be within the sole and absolute discretion of such Lender) its Commitment, or any other Person reasonably satisfactory to the Agent and the Issuing Bank to provide a new Commitment, by submitting an increase supplement, in the form of Exhibit K, duly executed by the Borrower and each such Lender or other Person, as the case may be (each an "Increase Supplement"). If such Increase Supplement is in all respects reasonably satisfactory to the Agent, the Agent shall execute such Increase Supplement and deliver a copy thereof to the Borrower and each such Lender or other Person, as the case may be. Upon execution and delivery of such Increase Supplement, (i) in the case of each such Lender, such Lender's Commitment shall be increased to the amount set forth in such Increase Supplement, (ii) in the case of each such other Person, such other Person shall become a party hereto and shall for all purposes of the Loan Documents be deemed a "Lender" having a Commitment Amount as set forth in such Increase Supplement, (iii) in each case, the Commitment of such Lender or such other Person, as the case may be, shall be as set forth in the applicable Increase Supplement, (iv) with respect to each remaining scheduled mandatory reduction of the Aggregate Commitment Amount set forth in
Section 2.4(f), the percentage thereof shall be increased (if necessary), on a pro-rata basis, so that such remaining reductions would cause the Aggregate Commitment Amount to be reduced to zero ($0.00) on the Maturity Date; provided, however, that:

                    (1) immediately after giving effect thereto, the Aggregate Commitment Amount shall not have been increased pursuant to this Section 2.4 in an aggregate amount greater than $60,000,000;

                    (2) each such increase shall be in an amount not less than $10,000,000 or such amount plus an integral multiple of $5,000,000;

                    (3) the Aggregate Commitments shall not be increased on more than two occasions;

                    (4) if Loans would be outstanding immediately after giving effect to each such increase, then simultaneously with such increase (1) each such Lender, each such other Person and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit H, pursuant to which each such other Lender shall have assigned to each such Lender and each such other Person a portion of its Loans necessary to reflect proportionately the Aggregate Commitments as adjusted in accordance with this subsection (a), and
                         (2) in connection with such assignment, each such Lender and each such other Person shall pay to the Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Advances as a prepayment of such Eurodollar Advances for purposes of
                         Section 3.5;

                    (5) each such other Person shall have delivered to the Agent and the Borrower all forms, if any, that are required to be delivered by such other Person pursuant to Section 3.10; and

                    (6) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate of a Financial Officer thereof demonstrating pro-forma compliance with the terms of this Agreement through the Maturity Date and the Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

                  (b) Voluntary Commitment Reductions. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, to (i) terminate the Aggregate Commitments, provided that after giving effect thereto (and any contemporaneous prepayment of the Loans), the Aggregate Exposure shall equal zero or (ii) from time to time permanently reduce the Aggregate Commitments, provided that (A) any such reduction shall be in the amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof and (B) the Borrower shall prepay the Loans as required by
Section 2.5(b) so that immediately after giving effect thereto (and any contemporaneous prepayment of the Loans), the Aggregate Exposure shall be less than or equal to the Aggregate Commitment Amount.

                  (c) Mandatory Commitment Reductions Relating to the Leverage Ratio. By no later than March 31 of each year commencing on March 31, 2000 (each an "Excess Cash Flow Prepayment Date"), the Aggregate Commitment Amount shall, in the event the Leverage Ratio is greater than or equal to 4.50:1:00 as of the last day of the immediately preceding fiscal year, be permanently reduced by an amount equal to 50% of Excess Cash Flow for the fiscal year ended immediately prior to such Excess Cash Flow Prepayment Date.

                  (d) Mandatory Commitment Reductions Relating to Dispositions and Exchanges. Upon (i) the occurrence of the 270th day after each Disposition (other than pursuant to an Exchange) pursuant to Section 8.4(c) pursuant to which the Net Cash Proceeds thereof shall exceed $250,000, and (ii) the occurrence of the 270th day after each Exchange (other than the Falcon Swap) pursuant to Section 8.4(c) pursuant to which the Net Cash Proceeds thereof shall exceed 10% of the fair market value of the total consideration received by the Borrower and its Restricted Subsidiaries in connection with such Exchange, the Aggregate Commitment Amount shall be reduced in an amount equal to (A) 100% of such Net Cash Proceeds minus (B) the Acquisition Cost of all Acquisitions (excluding, without duplication, the non-cash portion and assumed liabilities portion of all Exchanges and the Excluded Transactions) made by the Borrower and its Restricted Subsidiaries during the period commencing on the date of such Disposition or Exchange, as the case may be, to such 270th day.

                  (e) Mandatory Commitment Reductions Relating to Insurance. The Aggregate Commitment Amount shall be permanently reduced by the amounts, at the times and to the extent required by Section 7.5(b).

                  (f) Scheduled Mandatory Reductions. On each of the dates set forth below, the Aggregate Commitment Amount shall be automatically reduced by the amount set forth below adjacent to such date:

                          Date                      Amount

                    March 31, 2001              $ 2,500,000
                    June 30, 2001               $ 2,500,000
                    September 30, 2001          $ 2,500,000
                    December 31, 2001           $ 2,500,000

                    March 31, 2002              $ 4,000,000
                    June 30, 2002               $ 4,000,000
                    September 30, 2002          $ 4,000,000

                    December 31, 2002           $ 4,000,000

                    March 31, 2003              $ 6,000,000
                    June 30, 2003               $ 6,000,000
                    September 30, 2003          $ 6,000,000
                    December 31, 2003           $ 6,000,000

                    March 31, 2004              $ 9,000,000
                    June 30, 2004               $ 9,000,000
                    September 30, 2004          $ 9,000,000
                    December 31, 2004           $ 9,000,000

                    March 31, 2005              $13,500,000
                    June 30, 2005               $13,500,000
                    September 30, 2005          $13,500,000
                    December 31, 2005           $13,500,000

                  (g) Reductions in General. Simultaneously with each reduction of the Aggregate Commitment Amount pursuant to Section 2.4(b), 2.4(c), 2.4(d) or 2.4(e), as the case may be, the remaining reductions required to be made pursuant to Section 2.4(f) shall be reduced, (i) in the case of a reduction pursuant to Section 2.4(c), in inverse order based on the amount of such reduction, and (ii) in all other cases, pro rata based on the amount of such reduction. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender's Commitment Amount by an amount equal to such Lender's Commitment Percentage of such reduction. Simultaneously with each reduction of the Aggregate Commitment Amount under this Section 2.4, the Borrower shall pay the Fee accrued on the amount by which the Aggregate Commitment Amount shall have been reduced.

          SECTION 2.5      PREPAYMENTS OF THE LOANS

(a) Voluntary Prepayments. The Borrower may, at its option, prepay the Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Loans consisting of Eurodollar Advances, specifying the aggregate amount of the Loans to be prepaid, whether such Loans consist of ABR Advances, Eurodollar Advances, or a combination thereof and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of Loans pursuant to this subsection shall be in an aggregate principal amount of $2,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or, if less, the aggregate outstanding principal balance of the Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed (subject to Section 3.3) $500,000 or such amount plus a whole multiple of $100,000 in excess thereof.

                  (b) Mandatory Prepayments Relating to Termination of Commitments and Reductions of Commitment Amounts. Simultaneously with the termination of the Aggregate Commitments and each reduction of the Aggregate Commitment Amount, the Borrower shall prepay the Loans in full, in the case of the termination of the Aggregate Commitments, and prepay the Loans by the amount, if any, by which the Aggregate Exposure exceeds the Aggregate Commitment Amount as so reduced, in the case of a reduction of the Aggregate Commitment Amount.

          SECTION 2.6      USE OF PROCEEDS

          The Borrower agrees that the proceeds of the Loans shall be used solely for working capital, Capital Expenditure and other partnership purposes, including Permitted Acquisitions. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan, nor any Letter of Credit, will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended.

          SECTION 2.7       LETTER OF CREDIT SUB-FACILITY

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.8, to issue standby letters of credit on a sight basis denominated in Dollars (the "New Letters of Credit"; each, individually, a "New Letter of Credit") during the Commitment Period for the account of the Borrower, provided that immediately after the issuance of each New Letter of Credit (i) the Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing thereunder have or may be satisfied) would not exceed the Letter of Credit Commitment Amount and (ii) the Aggregate Exposure would not exceed the Aggregate Commitment Amount. Each New Letter of Credit issued pursuant to this Agreement shall have an expiration date which shall be not later than the earlier of (i) twelve months after the date of issuance thereof or (ii) the thirtieth (30th) Business Day before the Maturity Date. No New Letter of Credit shall be issued if the Agent, or any Lender by notice to the Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such New Letter of Credit, shall have determined that any condition set forth in Section 5 or 6 has not been satisfied.

                  (b) Each New Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower in favor of a beneficiary who has requested the issuance of such New Letter of Credit as a condition to a transaction entered into in connection with the Borrower's ordinary course of business. The Borrower shall give the Agent a Letter of Credit Request for the issuance of each New Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. Each Letter of Credit Request shall be accompanied by the Issuing Bank's standard Application and Agreement for Standby Letter of Credit (each, a "New Reimbursement Agreement") executed by an Authorized Signatory of the Borrower, and shall specify (i) the beneficiary of such New Letter of Credit and the obligations of the Borrower in respect of which such New Letter of Credit is to be issued,
(ii) the Borrower's proposal as to the conditions under which a drawing may be made under such New Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such New Letter of Credit, and (iv) the requested dates of issuance and expiration. Upon receipt of such Letter of Credit Request from the Borrower, the Agent shall promptly notify the Issuing Bank and each other Lender thereof. Each New Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Upon issuance of such Letter of Credit, the Agent shall promptly notify each Lender thereof. Each New Letter of Credit shall be used solely for the purposes described therein. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the New Reimbursement Agreement and to the other terms and conditions of this Agreement, issue the requested New Letter of Credit.

                  (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse the Issuing Bank immediately for the amount thereof.

                  (d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

          Section 2.8     LETTER OF CREDIT PARTICIPATION AND FUNDING COMMITMENTS

(a) Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in respect of each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Section 2.7(c) and 2.9 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

(b) The Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrower as provided in Section 2.7(c), and forthwith upon receipt of such notice, such Lender (other than the Issuing Bank in its capacity as a Lender) shall make available to the Agent for the account of the Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 12:00 noon, on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Agent after 12:00 noon, on such day. The Agent shall distribute the payments made by each Lender (other than the Issuing Bank in its capacity as a Lender) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including, without limitation, liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and an administration fee of not less than $100 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Agent with such Lender's Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection (b) (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Lender does not make available to the Agent when due such Lender's Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Agent for the account of the Issuing Bank on such Lender's Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. The

Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

                  (c) Whenever the Issuing Bank is reimbursed by the Borrower or, the Agent is reimbursed by the Borrower for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent (or the Issuing Bank, to the extent that it has received the same) will pay over such payment to such Lender (i) before 4:00 p.m. on the day such payment from the Borrower is received, if such payment is received at or prior to 12:00 noon on such day, or (ii) before 12:00 noon on the next succeeding Business Day, if such payment from the Borrower is received after 12:00 noon on such day.

          Section 2.9 ABSOLUTE OBLIGATION WITH RESPECT TO LETTERS OF CREDIT PAYMENTS

          The Borrower's obligation to reimburse the Agent for the account of the Issuing Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuing Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

          Section 2.10      PAYMENTS

                  (a) Each borrowing of Loans by the Borrower from the Lenders, any conversion of Loans from one Type to another and any reduction in the Commitments shall be made pro rata according to the Commitment Percentage of such Lender. Each payment, including each prepayment, of principal and interest on the Loans, of the Commitment Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Agent and the Lenders in connection with this Agreement (the Commitment Fee and the Letter of Credit Commissions, together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the Borrower prior to 1:00 p.m. on the date such payment is due to the Agent for the account of the applicable Lenders at the Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on the Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to its Outstanding Percentage of the Loans. Promptly upon receipt thereof by the Agent, each payment of the Commitment Fee and the Letter of Credit Commissions shall be remitted by the Agent in like funds as received to each Lender pro rata according to such Lender's Commitment Percentage.

                  (b) If any payment hereunder, under the Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

          Section 2.11     RECORDS

                  (a) Lender's Records. Each Lender will note on its internal records with respect to each Loan made by it (i) the date and amount of such Loan, (ii) the character of such Loan as an ABR Advance, a Eurodollar Advance or a combination thereof, (iii) the interest rate (without regard to the Applicable Percentage) and the Interest Period applicable to Eurodollar Advances, and (iv) each payment and prepayment of the principal thereof.

                  (b) Agent's and Issuing Bank's Records. The Agent and the Issuing Bank shall keep records regarding the Loans, the Letters of Credit and the Loan Documents in accordance with their customary procedures for agented credits and Letters of Credit, respectively.

                  (c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein; provided that the failure of the Agent, the Issuing Bank or any Lender, as the case may be, to make any notation on its records or its Notes shall not affect the Borrower's or any other Credit Party's obligations in respect of the Loans, the Letters of Credit or any other Loan Documents.

          3.       INTEREST, FEES, YIELD PROTECTIONS, ETC.

          Section 3.1       INTEREST RATE AND PAYMENT DATES

                  (a) Prior to Maturity. Except as otherwise provided in
Section 3.1(b) and 3.1(c), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

         ADVANCES                    RATE
         --------                    ----

         Each ABR Advance            Alternate Base Rate plus the
                                     Applicable Percentage applicable to
                                     ABR Advances.
         Each Eurodollar Advance     Eurodollar Rate for the applicable
                                     Interest Period plus the Applicable
                                     Percentage applicable to Eurodollar
                                     Advances

                  (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Loans shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to the rate which would otherwise be applicable under
Section 3.1(a) plus 2%, and any overdue interest or other amount payable under the Loan Documents (including any unpaid Reimbursement Obligations) shall bear interest (whether before or after the entry of a judgment thereon) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage applicable to ABR Advances plus 2%.

                  (c) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section 3.1(c)) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (A) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (B) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

                  (d) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate and on Eurodollar Advances shall be calculated on the basis of a 360day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

          Section 3.2      FEES

                  (a) Commitment Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Commitment Fee"), equal to a rate per annum equal to the Applicable Percentage (A) during the Commitment Period, on the average daily Available Commitment Amount and (B) thereafter, on the average daily aggregate outstanding principal balance of the Loans. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such Business Day following the Effective Date, and ending on the date that the Aggregate Commitments shall expire or otherwise terminate and after the Maturity Date, the Commitment Fee shall be payable upon demand. The Commitment Fee shall be calculated on the basis of a 365 or 366 day year, as the case may be, for the actual number of days elapsed.

                  (b) Letter of Credit Commissions. The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof to and including the expiration date thereof, at a rate per annum equal to the Applicable Percentage applicable to Eurodollar Advances in effect on the date of issuance thereof (plus, upon the occurrence and during the continuance of an Event of Default, if any, 2.00%) on the daily maximum amount available under any contingency to be drawn under such Letter of Credit. The Letter of Credit Commissions shall be (i) calculated on the basis of a 360day year for the actual number of days elapsed, and (ii) payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date that the Aggregate Commitments shall expire. In addition to the Letter of Credit Commissions, the Borrower agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

                  (c) Agent's and Issuing Bank's Fees. The Borrower agrees to pay to the Agent and the Issuing Bank, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower and the Agent or the Issuing Bank, as the case may be.

          Section 3.3      CONVERSIONS

                  (a) The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert (i) ABR Advances to Eurodollar Advances and (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Notice of Conversion manually signed by the Borrower). The Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted pursuant to this Section 3.3 in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.3 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof.

                  (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Interest Period applicable to such Eurodollar Advance.

                  (c) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

          Section 3.4      CONCERNING INTEREST PERIODS

          Notwithstanding any other provision of any Loan Document:

                  (a) If the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

                  (b) (i) No Interest Period selected in respect of the conversion of any Eurodollar Advance comprising a Loan shall end after the Maturity Date.

                  (c) The Borrower shall select Interest Periods such that, on each date that a mandatory scheduled reduction in the Aggregate Commitment Amount is required to be made pursuant to Section 2.4(f), the outstanding principal balance of all ABR Advances comprising all or a portion of the Loans, when added to the aggregate principal balance of each Eurodollar Advance comprising all or a portion of the Loans, the applicable Interest Period of which shall end on or before such date, shall equal or exceed the aggregate amount of the reduction required to be made on such date.

                  (d) The Borrower shall not be permitted to have more than ten Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

          Section 3.5      INDEMNIFICATION FOR LOSS

                  Notwithstanding anything contained herein to the contrary, if the Borrower shall fail for any reason to borrow or convert an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 3.3, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance is made by the Borrower for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, and any internal processing charge customarily charged by such Lender in connection therewith.

          Section 3.6      CAPITAL ADEQUACY

                  If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender or the Issuing Bank (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender or the Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's or such Control Person's capital, or (ii) the asset value to such Lender or the Issuing Bank or such Control Person of the Loans or Commitments made or maintained by such Lender, or of the Reimbursement Obligations or any participation therein, in any case to a level below that which such Lender or the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or the Issuing Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material to such Lender or the Issuing Bank or Control Person, then, within ten days after demand by such Lender or the Issuing Bank, the Borrower shall pay to such Lender or the Issuing Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or the Issuing Bank or such Control Person, as the case may be, for such reduction.

          Section 3.7      REIMBURSEMENT FOR INCREASED COSTS

                  If any Lender, the Agent or the Issuing Bank shall determine that a Regulatory Change:

                  (a) does or shall subject it to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender); or

                  (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued by the Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Agent or the Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Lender, the Agent, or the Issuing Bank, as the case may be, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender, the Issuing Bank or the Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders, the Agent, or the Issuing Bank, as the case may be, with respect to withholding Taxes for which the Borrower has no obligation under Section
3.10. No failure by any Lender or the Agent, or the Issuing Bank to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Agent or the Issuing Bank, as the case may be, to the Borrower shall be conclusive absent manifest error.

          Section 3.8      ILLEGALITY OF FUNDING

                  Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Agent and the Borrower thereof and, upon receipt of such notice by each of the Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

          Section 3.9      SUBSTITUTED INTEREST RATE

                  In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate or reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (A) the Agent having determined that such circumstances affecting the interbank eurodollar no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (B) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

          Section 3.10     TAXES

                  (a) Payments to Be Free and Clear. All payments by any Credit Party under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of any Indemnified Tax Person under any Loan Document (each a "Required Payment"):

                  (b) such Credit Party shall notify the Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Credit Party becomes aware of it;

                  (c) such Credit Party shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Credit Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

                  (d) such Credit Party shall pay to such Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required; and

                  (e) such Credit Party shall, within 30 days after paying such Indemnified Tax, deliver to the Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

                  (f) Other Indemnified Taxes. If an Indemnified Tax Person or any affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 3.10(a)) with respect to any sum paid or payable by any Credit Party to such Indemnified Tax Person under the Loan Documents:

                  (g) such Indemnified Tax Person shall notify such Credit Party of any such payment of Indemnified Tax; and

                  (h) such Credit Party shall pay to such Indemnified Tax Person the amount of such Indemnified Tax within 5 days of such notice.

                  (i) Tax on Indemnified Taxes. If any amounts are payable by a Credit Party in respect of Indemnified Taxes pursuant to Sections 3.10(a) or 3.10(b), such Credit Party agrees to pay to the applicable Indemnified Tax Person, within 5 Business Days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine in good faith are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this subsection (c).

                  (j) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Agent for transmission to the Borrower, on or prior to the first Borrowing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it becomes a Lender in accordance with Section 11.7 (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower, any Credit Party or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents. No Credit Party shall be required to pay any additional amount to any such Lender under Section 3.10(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the first Borrowing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to Section 3.10(a)(iii) in the event that, as a result of any change in applicable law (including, without limitation, any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

                  (k) Other Tax Certificates. Each Indemnified Tax Person agrees to use reasonable efforts to deliver to any Credit Party, promptly upon any request therefor from time to time by such Credit Party, such forms, documents and information as may be required by applicable law, regulation or treaty from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Loan or participation in any Letter of Credit can be made without (or at a reduced rate of) withholding of Taxes, provided, however, that if such Indemnified Tax Person is or becomes unable by virtue of any applicable law, regulation or treaty, to establish such exemption or reduction, such Credit Party shall nonetheless remain obligated under

Subsection 3.10(a) to pay the amounts described therein, and provided further, that no Indemnified Tax Person shall be required to take any action hereunder which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

                  (l) Replacement Lenders. Each Credit Party may be obligated to make multiple payments to each Lender under this Section 3.10. Notwithstanding the foregoing, if any Credit Party shall be obligated to make any payment to any Lender under this Section 3.10, the Borrower may require that such Lender transfer all of its right, title and interest (which transfer shall be without recourse, representation or warranty (other than customary representations and warranties)) under the Loan Documents to any Eligible Assignee identified by the Borrower and reasonably acceptable to the Agent (a "Replacement Lender") if such Replacement Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans, together with interest thereon to the date of such transfer and all other amounts payable hereunder to such Lender on or prior to the date of such transfer (including, to the extent not paid by the Credit Parties, any fees accrued hereunder and any amounts which would be payable under Sections 3.5, 3.6. 3.7. 3.10, 11.5 and 11.8 as if all of such Lender's Loans were being prepaid in full on such date). Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6, 3.7, 3.10, 11.5 and 11.8 (without duplication of any payments made to such Lender by the Credit Parties or the Replacement Lender) shall survive for the benefit of any Lender replaced under this Section 3.10 with respect to the time prior to such replacement.

          Section 3.11     OPTION TO FUND

                  Each Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and
3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

          4.      REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the Issuing Bank to issue the New Letters of Credit and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Agent, the Issuing Bank and each Lender:

          Section 4.1      SUBSIDIARIES; CAPITALIZATION

                  As of the Effective Date, the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of the Borrower and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1. As of the Effective Date, except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Restricted Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Restricted Subsidiary of the Borrower, are free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. As of the Effective Date, except as set forth on Schedule 4.1, (i) neither the Borrower nor any of its Restricted Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof,
(ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any Restricted Subsidiaries with respect to the voting securities of the Borrower or any Restricted Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (iii) all of the outstanding Capital Stock of each Restricted Subsidiary of the Borrower is owned by the Borrower or another Restricted Subsidiary of the Borrower.

          Section 4.2      EXISTENCE AND POWER

                  Each of the Borrower and each of its Restricted Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business by it in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

          Section 4.3      AUTHORITY AND EXECUTION

                  Each of the Borrower and each of its Restricted Subsidiaries has full legal power and authority to own its Property, conduct its business, and enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its Organizational Documents. The Borrower and each of its Restricted Subsidiaries has duly executed and delivered the Loan Documents to which it is a party.

          Section 4.4      BINDING AGREEMENT

                  The Loan Documents constitute the valid and legally binding obligations of each Credit Party, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

          Section 4.5      LITIGATION

                  Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any other Credit Party) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any other Credit Party or maintained by the Borrower, any of its Subsidiaries or any other Credit Party or which may affect the Property of the Borrower, any of its Subsidiaries or any other Credit Party or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

          Section 4.6      REQUIRED CONSENTS

                  Except as set forth on Schedule 4.6 and except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower or any of its Restricted Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries or any other Credit Party is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party.

          Section 4.7      ABSENCE OF DEFAULTS; NO CONFLICTING AGREEMENTS

                  (a) None of the Borrower nor any of its Subsidiaries nor any other Credit Party is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Restricted Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                  (b) None of the Borrower nor any of its Subsidiaries nor any other Credit Party is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

          Section 4.8      COMPLIANCE WITH APPLICABLE LAWS

                  The Borrower and each of its Subsidiaries is complying with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

          Section 4.9      TAXES

                  Except as set forth on Schedule 4.9, the Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

          Section 4.10     GOVERNMENTAL REGULATIONS

                  Neither the Borrower nor any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

          Section 4.11     FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Restricted Subsidiaries.

          Section 4.12     PLANS

                  The only Pension Plans in effect as of the Effective Date (the "Existing Pension Plans") are listed on Schedule 4.12. Each Employee Benefit Plan of the Borrower, its Subsidiaries and the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed $20,000, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $0. The Borrower and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. As of the Effective Date, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multiemployer Plans is not in excess of $20,000. The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

          Section 4.13     FINANCIAL STATEMENTS

                  The Borrower has heretofore delivered to the Agent and the Lenders copies of the (i) audited Consolidated Balance Sheet of the Borrower as of December 31, 1997, and the related Consolidated Statements of Income, Changes in Partnership Deficiency and Cash Flows for the fiscal year then ended, and (ii) the unaudited Consolidated Balance Sheet of the Borrower as of September 30, 1998, and the related Consolidated Statements of Income, Changes in Partnership Deficiency and Cash Flows for the fiscal quarter then ended (with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present in all material respects the Consolidated financial condition and results of the operations of the Borrower and its Restricted Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of such unaudited statements, to normal year-end adjustments) and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Restricted Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Other than with respect to the Indiana Transactions, since the date of the Financial Statements, the Borrower and each of its Restricted Subsidiaries has conducted its business only in the ordinary course, and there has been no Material Adverse Change.

          Section 4.14     PROPERTY

                  The Borrower and each of its Restricted Subsidiaries has (i) good and marketable title to all of its Property, title to which is material to the Borrower or such Restricted Subsidiary and (ii) a valid leasehold interest in all Property, a leasehold interest in which is material to the Borrower or such Restricted Subsidiary, in each case subject to no Liens, except Permitted Liens.

          Section 4.15     AUTHORIZATIONS

                  The Borrower and each of its Restricted Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

          Section 4.16     ENVIRONMENTAL MATTERS

                  (a) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property, discharged into subsurface waters under any Real Property or discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property, in each case referred to above in violation of any Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect. There are not now, nor ever have been, on any Real Property, any underground or above ground storage tanks regulated under any Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (A) any noncompliance with or violation of the requirements of any applicable Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect, or (B) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment in either case which could reasonably be expected to have a Material Adverse Effect, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law, in each case referred to in clauses (ii), (iii) and (iv) above which could reasonably be expected to have a Material Adverse Effect.

          Section 4.17     ABSENCE OF CERTAIN RESTRICTIONS

                  No indenture, certificate of designation for preferred equity securities, agreement or instrument to which the Borrower or any of its Restricted Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly, the ability of any Restricted Subsidiary to make advances for the benefit of, to make loans or Restricted Payments to or to repay any Indebtedness to the Borrower or to any other Restricted Subsidiary

          Section 4.18     NO MISREPRESENTATION

                  No representation or warranty contained in any Loan Document, and no certificate or report from time to time furnished by the Borrower or any of its Restricted Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or proforma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

          Section 4.19     YEAR 2000 ISSUE

                  The Borrower is reviewing the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and each Subsidiary or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower and the Subsidiaries interface). To the Borrower's knowledge, the costs to the Borrower and the Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any Subsidiary (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or to have a Material Adverse Effect.

          5.      CONDITIONS TO LOANS OR THE ISSUANCE OF NEW LETTERS OF CREDIT

          In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make Loans or the Issuing Bank to issue New Letters of Credit on the Subsequent Borrowing Date and the Lenders to participate therein shall be subject to the fulfillment of the following conditions precedent:

          Section 5.1       EVIDENCE OF ACTION

                  The Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Credit Party (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and as to the Borrower, of each other jurisdiction in which it maintains property and is qualified to do business.

          Section 5.2      THIS AGREEMENT

                  The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

          Section 5.3      MASTER ASSIGNMENT

                  The Agent shall have received counterparts of a master assignment and assumption agreement (the "Master Assignment"), in the form of Exhibit G hereto, signed by each of the parties thereto (or receipt by the Agent from a party thereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts thereof).

          Section 5.4      NOTES

                  The Agent shall have received a Note in respect of each Lender.

          Section 5.5      SECOND AMENDMENT TO COLLATERAL DOCUMENTS

                  The Agent shall have received the second amendment to collateral documents, in the form of Exhibit H hereto, signed by each of the parties thereto (the "Second Amendment to Collateral Documents").

          Section 5.6      ABSENCE OF LITIGATION

                  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

          Section 5.7      APPROVALS AND CONSENTS

                  Except as set forth in Schedule 4.6, all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

          Section 5.8      FINANCIAL OFFICER'S CERTIFICATE

                  The Agent shall have received a certificate of a Financial Officer of the Borrower in all respects satisfactory to the Agent certifying
(i) as to the Leverage Ratio (on a pro forma basis), and (ii) that, immediately after giving effect to the Loans to be made and Letters of Credit to be issued on the Subsequent Borrowing Date (and the use of such Loans and Letters of Credit), to the best knowledge of such Financial Officer the Leverage Ratio (on a pro forma basis) is not greater than 5.75:1.00.

          Section 5.9      OPINION OF COUNSEL TO THE BORROWER AND THE GUARANTORS

                  The Agent shall have received an opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Borrower and the Guarantors, addressed to the Agent, the Issuing Bank and the Lenders, dated the Effective Date, substantially in the form of Exhibit I, together with such other legal opinions as the Agent may reasonably require.

          Section 5.10     PROPERTY, PUBLIC LIABILITY AND OTHER INSURANCE

                  The Agent shall have received a certificate of all insurance maintained by the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Agent, together with the endorsements required by Section 7.5.

          Section 5.11     FEES

                  All fees and expenses payable by the Borrower to the Agent, the Issuing Bank and the Lenders on the Effective Date and the reasonable fees and disbursements of

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

Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents, shall have been paid.

          Section 5.12     OTHER DOCUMENTS

                  The Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Agent, as the Agent shall reasonably require in connection with the making of the Loans and/or the issuance of the Letters of Credit on the Subsequent Borrowing Date.

         6.       CONDITIONS OF LENDING - ALL LOANS AND NEW LETTERS OF CREDIT

                  The obligation of each Lender to make any Loan or the Issuing Bank to issue any New Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such New Letter of Credit, as the case may be:

          Section 6.1      COMPLIANCE

                  On each Borrowing Date and after giving effect to the Loans to be made and the New Letters of Credit to be issued thereon (i) there shall exist no Default, (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and (iii) each Credit Party shall be in compliance with all of the terms, covenants and conditions of the Loan Documents to which it is a party. Each borrowing by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

          Section 6.2      BORROWING REQUEST; LETTER OF CREDIT REQUEST

                  With respect to the Loans to be made, and the New Letters of Credit to be issued, on each Borrowing Date, the Agent shall have received, (i) in the case of Loans, a Borrowing Request and (ii) in the case of New Letters of Credit, a Letter of Credit Request, in each case duly executed by an Authorized Signatory of the Borrower.

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

          Section 6.3      LOAN CLOSINGS

                  All documents required by the provisions of the Loan Documents to be executed or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Agent set forth in Section 11.2 on or before such Borrowing Date.

          Section 6.4      OTHER DOCUMENTS

                  The Agent shall have received such other documents as the Agent or the Lenders shall reasonably request.

          7.      AFFIRMATIVE COVENANTS

                  The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrower shall:

          Section 7.1      FINANCIAL STATEMENTS AND INFORMATION

                  Maintain, and cause each of its Restricted Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

                  (a) As soon as available, but in any event within 90 days after the end of each fiscal year, a copy of its Consolidated Balance Sheet as at the end of such fiscal year, together with the related Consolidated Statements of Income, Changes in Partnership Deficiency and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Income, Changes in Partnership Deficiency and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

                  (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Consolidated

Balance Sheet of the Borrower as at the end of each such quarterly period, together with the related Consolidated Statements of Income and Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as presenting fairly in all material respects the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Restricted Subsidiaries.

                  (c) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of the Borrower.

                  (d) Such other information as the Agent or any Lender may reasonably request from time to time.

          Section 7.2      CERTIFICATES; OTHER INFORMATION

                  Furnish to the Agent and each Lender:

                  (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $1,000,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under, or the holder or obligee of, any note (other than the Notes), certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $1,000,000 due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default;

                  (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

                  (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

                  (d) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that
(i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $50,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $50,000, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) the imposition of any tax under
Section 4980B(a) of the Code or (viii) the assessment of a civil penalty under
Section 502(c) of ERISA, together with a certificate of the president or a Financial Officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

                  (e) Prompt written notice in the event that Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or a Financial Officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                  (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or a Financial Officer of the Borrower setting forth the reasons for the adoption of such amendment and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                  (g) As soon as possible and in any event by the tenth day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of the president or a Financial Officer setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                  (h) If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the president or a Financial Officer of the Borrower setting forth the estimated amount of such tax, any reversion, and the proposed use of such reversion. This subsection shall apply to a transaction notwithstanding a reduction or complete elimination of a tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

                  (i) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law.

                  (j) Such other information as the Agent or any Lender shall reasonably request from time to time.

          Section 7.3      LEGAL EXISTENCE

                  Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each of its Restricted Subsidiaries (other than Finance) to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

          Section 7.4      TAXES

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Borrower or any Restricted Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Restricted Subsidiary and provided that any such contested Tax, shall not constitute, or create, a Lien on any Property of the Borrower or such Restricted Subsidiary senior to the Liens, if any, granted to the Agent and the Lenders by the Collateral Documents on such Property, and, provided further, that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

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

          Section 7.5      INSURANCE

                  (a) Generally. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including, without limitation, public liability (bodily injury and property damage), fidelity, business interruption, and workers' compensation with deductibles which are customary for companies engaged in similar businesses, and which, in the case of property insurance, shall be (i) in amounts sufficient to prevent the Borrower or such Restricted Subsidiary from becoming a coinsurer, and (ii) against all risks; and file with the Agent within ten days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the Financial Officer (or such other officer as shall be acceptable to the Agent) of the Borrower certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this Section 7.5, and is in full force and effect.

                  (b) Insurance Covering Collateral. Promptly upon request therefor, deliver or cause to be delivered to the Agent originals or duplicate originals of all such policies of insurance. All such insurance policies in respect of property insurance and business interruption insurance shall contain a standard loss payable clause and shall be endorsed to provide that, in respect of the interests of the Agent, the Issuing Bank and the Lenders: (i) the Agent, on behalf of the Lenders, shall be an additional insured, (ii) 30 days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Agent, and (iii) the Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of the Borrower or such Restricted Subsidiary to pay the same or to so insure. All property insurance policies shall name the Agent, on behalf of the Lenders, as sole loss payee in respect of each claim relating to the Collateral and resulting in a payment under any such insurance policy exceeding $100,000. Provided that no Default shall exist, the Agent agrees, promptly upon its receipt thereof, to pay over to the Borrower the proceeds of such payment to enable the Borrower to repair, restore or replace the Property subject to such claim. If the Borrower elects not to repair, restore or replace Property in respect of which it receives insurance proceeds, upon the 270th day after such receipt the Aggregate Commitment Amount shall be reduced automatically by an amount equal to such proceeds. If a Default shall then exist, the Agent shall (i) hold the proceeds of such payment as Collateral until such Default shall no longer exist and then pay over the same to the Borrower to enable the Borrower to repair, restore or replace or cause to be repaired, restored or replaced the Property subject to the claim which resulted in such payment or (ii) hold such proceeds as Collateral and apply the same to the obligations of the Borrower under the Loan Documents in such order, in such

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

amounts and at such times as the Agent, with the consent of Required Lenders, shall decide.

                  (c) Concurrent Insurance. Neither the Borrower nor any of its Restricted Subsidiaries shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to subsection (b) above unless the Agent has approved the carrier and the form and content of the insurance policy, including, without limitation, naming the Agent as an additional insured and sole loss payee thereunder.

          Section 7.6      PERFORMANCE OF OBLIGATIONS

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any of its Restricted Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted, and provided that the Borrower shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          Section 7.7      CONDITION OF PROPERTY

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Restricted Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Restricted Subsidiary's business.

          Section 7.8      OBSERVANCE OF LEGAL REQUIREMENTS

                  Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

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

          Section 7.9     INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS

                  At all reasonable times, upon reasonable prior notice, permit representatives of the Agent and each Lender to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

          Section 7.10     AUTHORIZATIONS

                  Maintain, and cause each of its Restricted Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

          Section 7.11     FINANCIAL COVENANTS

                  (a) Interest Coverage Ratio. Maintain as of each fiscal quarter end during the periods set forth below, an Interest Coverage Ratio of not less than the ratios set forth below:

                   Period                        Ratio
          ---------------------------      -----------------
          Effective Date through
          December 31, 1999                    2.00:1.00

          January 1, 2000 through
          December 31, 2000                    2.25:1.00

          January 1, 2001 and
          Thereafter                           2.50:1.00

                  (b) Fixed Charge Coverage Ratio. Maintain as of each fiscal quarter end, commencing on June 30, 2001, a Fixed Charge Coverage Ratio of not less than 1.00:1.00.

                  (c) Leverage Ratio. Maintain as of any day during the periods set forth below, a Leverage Ratio of not more than the ratios set forth below:

                   Period                        Ratio
          ---------------------------      -----------------
          Effective Date through

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

          June 30, 2000                        6.00:1.00

          July 1, 2000 through
          December 31, 2000                    5.50:1.00

          January 1, 2001 through
          December 31, 2001                    5.00:1.00

          January  1, 2002 through             4.50:1.00
          December 31, 2002

          January 1, 2003 and
          Thereafter                           4.00:1.00

                  (d) Proforma Debt Service Coverage Ratio. Maintain as of each fiscal quarter end, a Proforma Debt Service Coverage Ratio of not less than 1.10:1.00.

          Section 7.12     INTEREST RATE PROTECTION ARRANGEMENTS

                  Commencing no later than 120 days after the Effective Date, and on each date thereafter, maintain Interest Rate Protection Arrangements, each in form and substance satisfactory to the Agent, covering at least 40% of Consolidated Total Debt as of such date, which agreements shall have an initial term of at least 3 years.

          8.      NEGATIVE COVENANTS

                  The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrower shall not:

          Section 8.1      INDEBTEDNESS

                  Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Restricted Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Borrower or any of its Restricted Subsidiaries existing on the date hereof as set forth on
Schedule 8.1, excluding increases and refinancings thereof, (iii) purchase money Indebtedness (other than any such Indebtedness described in clause (ii) above) incurred in connection with the purchase, after the date hereof, of any Property, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (iv) liabilities of the Borrower arising out of Interest Rate Protection Arrangements covering a notional principal amount not in excess of the Aggregate Commitment Amount, (v) the Continental Subordinated Note, (vi) Indebtedness of the

Borrower to any Guarantor or of any Guarantor to the Borrower or any other Guarantor, and (vii) Indebtedness of the Borrower in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

          Section 8.2      LIENS

                  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Restricted Subsidiaries so to do, except (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA),
(iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting Real Property which do not adversely affect the value of such Real Property or the financial condition of the Borrower or such Restricted Subsidiary or impair its use for the operation of the business of the Borrower or such Restricted Subsidiary,
(v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with
Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Agent and the Lenders under the Loan Documents, (viii) purchase money Liens on Property of the Borrower or any of its Restricted Subsidiaries acquired after the date hereof to secure Indebtedness of the Borrower permitted by Section 8.1(iii), incurred in connection with the acquisition of such Property, provided that each such Lien is limited to such Property so acquired, (ix) Liens on Property of the Borrower and its Restricted Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby, (x) the Lien, if any, of Continental under the Agreement of Assignment as in effect on November 14, 1997, provided that the same attaches only to the Common Limited Partnership Units of the Borrower held by Continental and referred to therein and secures only the Borrower's obligations under the Agreement of Assignment as in effect on November 14, 1997, and the Continental Subordinated Note, and (xi) Liens on the Capital Stock of any Unrestricted Subsidiary.

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

          Section 8.3      MERGER, CONSOLIDATIONS AND ACQUISITIONS

                  Consolidate with, be acquired by, merge into or with any Person, or make any Acquisition, or permit any of its Restricted Subsidiaries so to do, except:

                  (a) Capital Expenditures permitted by Section 8.7;

                  (b) provided that (i) the Agent shall have received ten days' prior written notice thereof and (ii) immediately before and after giving effect thereto no Default shall exist, any direct or indirect whollyowned Restricted Subsidiary of the Borrower may merge or consolidate with the Borrower or any other direct or indirect whollyowned Restricted Subsidiary of the Borrower, provided that in the event of a merger of the Borrower and such whollyowned Restricted Subsidiary, the Borrower shall be the survivor thereof;

                  (c) mergers involving Restricted Subsidiaries as part of an Acquisition permitted by subsection (f) below, provided that no Capital Stock is issued in connection therewith except to the extent permitted by Section 8.14;

                  (d) Investments permitted by Section 8.5;

                  (e) Acquisitions permitted under Section 8.4;

                  (f) provided that both immediately before and after giving effect thereto, no Default shall or would exist (1) the Falcon Swap, and/or (2) the Acquisition of certain cable television systems located in Indiana and previously identified to the Lenders from Americable International - Michigan - Inc. and certain affiliates thereof for total consideration not in excess of $10,850,000 (exclusive of normal course adjustments) in cash (the "Americable Acquisition"); and

                  (g) additional Acquisitions, provided, however, that the Acquisition Cost in respect thereof shall not exceed $10,000,000 in the aggregate during any fiscal year and $25,000,000 in the aggregate for the period from the Effective Date to the termination of this Agreement and provided further that with respect to any Acquisition whenever consummated, that (i) no Default shall exist immediately before or after giving effect to such Acquisition, the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1, and, immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made and the Agent shall have received a certificate of a Financial Officer of the Borrower to such effect, (ii) the Agent and the Lenders shall have been given five Business Days' prior written notice thereof, (iii) the Agent shall have received a certificate signed by a Financial Officer of the Borrower, identifying the Person or Property to be acquired, the name of the Person making such Acquisition and setting forth the total consideration to be paid in respect of such Acquisition, (iv) the conditions of Section 8.14 shall have been satisfied and
(v) the Agent shall have received such other information or documents as the Agent shall have reasonably requested.

          Section 8.4      DISPOSITIONS AND EXCHANGES

                  Make any Disposition or consummate any Exchange, or permit any of its Restricted Subsidiaries so to do, except:

                  (a) Dispositions of any Investments permitted under Section 8.5(a), (b) or (c);

                  (b) Dispositions of Property which, in the reasonable opinion of the Borrower or such Restricted Subsidiary, is obsolete or no longer useful in the conduct of its business;

                  (c) additional Dispositions, and one or more Exchanges, provided that with respect to each such Disposition and each such Exchange pursuant to this Section 8.4(c), the following conditions have been satisfied:

                    (i) no Default shall exist immediately before or after giving effect thereto,

                    (ii) except with respect to the Excluded Transactions, the sum of (A) a fraction, the numerator of which is the Consolidated Cash Flow attributable to the Property being disposed of or exchanged, as the case may be, and the denominator of which is the Consolidated Cash Flow, in each case for the four fiscal quarter period ended immediately preceding the date of such Disposition or Exchange, as the case may be, plus (B) with respect to each other Property disposed of or exchanged, as the case may be, in accordance with this
                         Section 8.4(c) during the one year period ending on the date of such Disposition or such Exchange, as the case may be, the fraction calculated with respect thereto under Section 8.4(c)(ii)(A) at the time of the Disposition or Exchange thereof, as the case may be, shall not exceed 10%,

                    (iii) except with respect to the Excluded Transactions, the sum of (A) the fraction calculated with respect to such Property being disposed of or exchanged, as the case may be, under Section 8.4(c)(ii)(A), plus (B) with respect to each other Property disposed of or exchanged, as the case may be, in accordance with this
                         Section 8.4(c) during the period commencing on the Effective Date and ending on the date of such Disposition or such Exchange, as the case may be, the fraction calculated with respect thereto under Section 8.4(c)(ii)(A) at the time of the Disposition or Exchange thereof, as the case may be, shall not exceed 25%,

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                    (iv) in the case of such Exchange, the Property disposed of by the Borrower and its Restricted Subsidiaries shall be substantially similar in nature to the Property acquired by the Borrower and its Restricted Subsidiaries, and

                    (v) within ten Business Days prior to each such Disposition or Exchange, as the case may be, a Financial Officer of the Borrower shall have delivered to the Agent a certificate, in detail and dated as of the date thereof, to the foregoing effects, and (A) demonstrating proforma compliance with each of the financial covenants contained in Section 7.11 (and such other Sections as the Agent may reasonably request) immediately after giving effect thereto based on the financial statements as of the end of the most recent fiscal period for which financial statements have been provided to the Lenders under and in accordance with Section 7.1(a) or 7.1(b), and (B) in the case of such Exchange, attaching such financial statements, projections and other information as the Agent may reasonably request; and

                  (d) other Dispositions and Exchanges provided that the Supermajority Lenders shall have consented to each such Disposition and Exchange.

          Section 8.5      INVESTMENTS, LOANS, ETC.

                  At any time, purchase or otherwise acquire, hold or invest in any derivative product or the Capital Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any of its Restricted Subsidiaries so to do, (all of which are sometimes referred to herein as "Investments") except:

                  (a) Investments in Cash Equivalents;

                  (b) Investments existing on the date hereof as set forth on
Schedule 8.5;

                  (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

                  (d) expense advances on behalf of Affiliates, in an aggregate outstanding principal amount not to exceed $5,000,000 at any one time;

                  (e) Permitted Acquisitions;

                  (f) demand debt investments by the Borrower in one or more of the Guarantors, or by any one or more of the Guarantors in any one or more of the other Guarantors;

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                  (g) additional Investments in ICCO Operating in an aggregate amount not to exceed $8,000,000; and

                  (h) Interest Rate Protection Arrangements as provided in
Section 7.12.

          Section 8.6      RESTRICTED PAYMENTS

                  Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Restricted Subsidiaries so to do, except that:

                    (i) a whollyowned Restricted Subsidiary of the Borrower may declare and pay Restricted Payments to the Borrower; and

                    (ii) the Borrower may from time to time pay cash dividends and distributions to its partners for the sole purpose of paying the ongoing estimated and actual Federal, state and local income tax liabilities, if any, of such partners, provided that (A) immediately before giving effect thereto, no Event of Default under Sections 9.1(a), 9.1(b), 9.1(h) or 9.1(i) shall exist, and (B) such dividends and distributions shall not, in the aggregate, exceed in any taxable year, an amount not in excess of the aggregate amount of Federal, state and local income tax liabilities due and payable by such partners during such taxable year, solely as a direct result of each partner being a partner of the Borrower, assuming, for purposes of this Section 8.6(ii), that each such partner will be taxed on the net amount set forth in his or her respective form(s) K-1 in respect of such taxable year at the rate (expressed as a percentage) equal to the sum of the aggregate of the highest Federal, state and local income tax rates (expressed as a percentage and taking into account the provisions of Section 68 of the Code) in effect for such taxable year and applicable to an individual resident of New York City with respect to the type of income (including ordinary, capital and alternative minimum taxable income) set forth on such partner's form K1.

          Section 8.7       CAPITAL EXPENDITURES.

                  (a) During any fiscal year ending on or before December 31, 2000, make any Capital Expenditures, or incur any obligation to make Capital Expenditures, or permit any of its Restricted Subsidiaries so to do, except any one or more of the following: (i) Acquisitions permitted under Section 8.3, and
(ii) any Capital Expenditure made in any fiscal year set forth below which, when added to all of the other Capital Expenditures of the Borrower and its Restricted Subsidiaries on a Consolidated basis during such fiscal year (excluding all of those permitted by Section 8.7(a)(i)), does not exceed the amount (the "Allowable Amount") set forth below adjacent to such fiscal year:

                  Fiscal Year                     Amount
                    1998                       $ 5,000,000

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                    1999                       $35,000,000
                    2000                       $15,000,000

                  (b) In the event that, in respect of any fiscal year referred to in Section 8.7(a), the Allowable Amount shall exceed the actual amount of Capital Expenditures of the Borrower and its Restricted Subsidiaries on a Consolidated basis, the Borrower and its Restricted Subsidiaries may make additional Capital Expenditures in the immediately succeeding fiscal year in an aggregate amount not exceeding such excess.

          Section 8.8      BUSINESS AND NAME CHANGES

                  Materially change the nature of the business of the Borrower and its Restricted Subsidiaries as conducted on the Effective Date, or alter or modify its name, structure or status, or change its fiscal year from that in effect on the Effective Date, or permit any of its Restricted Subsidiaries so to do.

          Section 8.9      SUBSIDIARIES

                  Create or acquire any other Subsidiary, or permit any of its Restricted Subsidiaries so to do, except as permitted pursuant to and in accordance with Section 8.14.

          Section 8.10     ERISA

                  Establish or contribute, or permit any of its Subsidiaries so to do, to any Pension Plan (other than an Existing Pension Plan), except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, cause any Pension Plan to have a Funded Current Liability Percentage of less than 60%, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

          Section 8.11     PREPAYMENTS OF INDEBTEDNESS

                  Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than Indebtedness under the Loan Documents), or permit any of its Restricted Subsidiaries so to do, except that the Borrower or any of its Restricted Subsidiaries may voluntarily prepay any such Indebtedness provided that immediately before and after giving effect thereto, no Default shall or would exist.

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          Section 8.12     AMENDMENTS, ETC. OF ORGANIZATIONAL DOCUMENTS

                  Enter into or agree to any amendment, modification or waiver of any term or condition of its Organizational Documents or the Continental Subordinated Note in any way which would adversely affect the interests of the Agent and the Lenders under any of the Loan Documents, or permit any of its Restricted Subsidiaries so to do.

          Section 8.13     TRANSACTIONS WITH AFFILIATES

                  Become a party to any transaction with an Affiliate unless the Borrower's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable armslength transaction with a Person other than an Affiliate, or permit any of its Restricted Subsidiaries so to do.

          Section 8.14     ISSUANCE OF ADDITIONAL CAPITAL STOCK

                  Create or acquire the Capital Stock in, or Property of, any Person which shall thereupon become a direct or indirect Restricted Subsidiary (each, a "New Subsidiary"), or issue any additional Capital Stock, or permit any of its Restricted Subsidiaries so to do, except as follows:

                  (a) the Borrower may issue additional Capital Stock, provided that (i) the same is not otherwise prohibited under the Loan Documents, and
(ii) there shall be no Lien upon such Capital Stock;

                  (b) a Restricted Subsidiary may issue additional Capital Stock to its immediate parent provided that (i) the same is not otherwise prohibited under the Loan Documents, (ii) simultaneously therewith (A) such Capital Stock shall be pledged by the Borrower or any Guarantor owning such Capital Stock to the Agent, for the ratable benefit of the Lenders, pursuant to the Borrower Security Agreement or Subsidiary Guaranty, as the case may be, and
(B) appropriate stock powers, UCC Financing Statements, and such other documentation as the Agent shall reasonably request shall be delivered to the Agent, and (iii) there shall be no Lien upon such Capital Stock except for the Lien created in favor of the Agent, for the ratable benefit of the Lenders, under the Borrower Security Agreement or Subsidiary Guaranty, as the case may be; and

                  (c) the Borrower or any of its Restricted Subsidiaries may create or acquire a New Subsidiary provided that: (i) in the case of an Acquisition, such Acquisition is a Permitted Acquisition; (ii) the Agent shall have received 10 Business Days' advance written notice thereof; (iii) prior to or simultaneously with the consummation of such Acquisition, (A) such New Subsidiary shall execute and deliver to the Agent a supplement to the Subsidiary Guaranty in accordance with the terms thereof

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together with (1) a certificate, dated the date such New Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such New Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such New Subsidiary had become a party to the Subsidiary Guaranty on the Effective Date and (2) such certificates, stock powers, instruments, UCC Financing Statements, UCC, tax and judgment lien searches and all other documents, instruments and agreements which would have been required under the Loan Documents if such New Subsidiary had become a party to the Subsidiary Guaranty on the Effective Date;
(B) each Credit Party owning Capital Stock of such New Subsidiary shall deliver certificates evidencing such Capital Stock to the Agent as additional Collateral, together with appropriate stock powers; (iv) the Agent shall have received an opinion of counsel to the New Subsidiary, in all respects satisfactory to the Agent and dated the date of such Supplement to the Subsidiary Guaranty; and (v) the Agent shall have received such other documents as the Agent shall have reasonably requested.

          Section 8.15 LIMITATION ON CERTAIN RESTRICTIONS ON RESTRICTED SUBSIDIARIES

                  Directly or indirectly create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (i) pay Restricted Payments or any Indebtedness owed to the Borrower or any Restricted Subsidiary of the Borrower,
(ii) make loans or advances to the Borrower or any Restricted Subsidiary of the Borrower or (iii) transfer any of its Property to the Borrower, or permit any of its Restricted Subsidiaries so to do, except for such encumbrances or restrictions existing under or by reason of (x) applicable law and (y) the Loan Documents.

          9.      DEFAULT

          Section 9.1       EVENTS OF DEFAULT

                  The following shall each constitute an "Event of Default" hereunder:

                  (a) The failure of the Borrower to make any payment of principal on any Note, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable; or

                  (b) The failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

                  (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.6, 7.3, 7.11 or Section 8; or

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

                  (d) The failure of any Credit Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after such Credit Party shall have obtained knowledge thereof; or

                  (e) Any representation or warranty made by any Credit Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                  (f) Liabilities and/or other obligations of the Borrower (other than its obligations under the Notes), any of its Restricted Subsidiaries or any other Credit Party, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $3,000,000 or in respect of the Continental Subordinated Note (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof (other than pursuant to Section 2.5(b) of the Continental Subordinated Note), or (ii) shall not be paid when due or within any grace period for the payment thereof, (iii) any holder of any such obligation (other than a holder of any such obligation evidenced by the Continental Subordinated Note) shall have the right to declare such obligation due and payable prior to the expressed maturity thereof, or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower, any of its Restricted Subsidiaries or such other Credit Party has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date (other than pursuant to Section 2.5(b) of the Continental Subordinated Note); or

                  (g) Any license, franchise, permit, right, approval or agreement of the Borrower, any of its Restricted Subsidiaries or any other Credit Party is not renewed, or is suspended, revoked or terminated and the nonrenewal, suspension, revocation or termination thereof would have a Material Adverse Effect; or

                  (h) Any Credit Party, the General Partner, or any Unrestricted Subsidiary shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction,
(viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not

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

contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding,
(xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of such Credit Party, the General Partner, or any Unrestricted Subsidiary, as the case may be; or

                  (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging any Credit Party, the General Partner or any Unrestricted Subsidiary bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Credit Party, the General Partner or any Unrestricted Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Credit Party, the General Partner or any Unrestricted Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of any Credit Party, the General Partner or any Unrestricted Subsidiary, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                  (j) Judgments or decrees against the Borrower, any of its Restricted Subsidiaries or any other Credit Party aggregating in excess of $2,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                  (k) The occurrence of an Event of Default as defined in any Collateral Document, or, except as otherwise permitted by the Loan Documents, any security interest or lien in favor of the Agent, the Issuing Bank or any Lender thereunder shall cease for any reason to be a first priority perfected security interest or lien; or

                  (l) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                  (m) (i) any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under Section 4980B(a) of the

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Code; (vi) the assessment of a civil penalty with respect to any Employee
Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which would have a Material Adverse Effect; or

                  (n) any one or more of the following shall occur:

                    (1) the occurrence of a Change of Control as defined in, or any other similar event with respect to the Borrower defined or otherwise referred to in, the partnership agreement of the Borrower as in effect from time to time (the "Partnership Agreement");

                    (2) the occurrence of any event or the consummation of any transaction if thereafter (a) none of Sidney Knafel ("Knafel"), Michael Willner ("Willner"), or Knafel and Willner acting together, directly or indirectly controls all aspects of the Borrower, including without limitation the day to day management of the Borrower, decisions regarding fundamental changes to or in the Borrower and extraordinary transactions relating to the Borrower, or (b) the aggregate direct or indirect beneficial ownership interest of Knafel and his Family Group and of Willner and his Family Group (collectively, the "K-W Group") in the General Partner or the general partner of the General Partner does not exceed 50%; or

                    (3) the admission of any Person (other than a member of the K-W Group) as a general partner of the Borrower (or any successor to the Borrower), but not by reason of being admitted as a co-general partner of the Borrower, after which the General Partner must obtain the consent of, or must act jointly with, such other Person or any other Person (other than a member of the K-W Group or any entity controlled by the K-W Group) in order to take any action which the General Partner is entitled or required to take pursuant to the Partnership Agreement in its capacity as the General Partner.

          Section 9.2      CONTRACT REMEDIES

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (i) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments of all of the Lenders and the Letter of Credit

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Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (ii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments of all of the Lenders and the Letter of Credit Commitment to be terminated forthwith, whereupon such Commitments and the Letter of Credit Commitment shall immediately terminate, and (B) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section 9.2(a), presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  (b) In the event that the Commitments of all the Lenders and the Letter of Credit Commitment shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section 9.2, any funds received by the Agent, the Issuing Bank and the Lenders from or on behalf of the Borrower shall be applied by the Agent, the Issuing Bank and the Lenders in liquidation of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Agent from the Borrower, (iii) third, to reimburse the Agent, the Issuing Bank and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans and the Reimbursement Obligations), (v) fifth, to the payment

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pro rata according to the Outstanding Percentage of each Lender, of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Loans and under the Reimbursement Agreements, and to the payment of obligations of the Borrower to the Lenders arising out of Interest Rate Protection Arrangements to the extent such obligations arising out of such Interest Rate Protection Arrangements are secured by the Collateral; and (vii) seventh, to the payment of any other amounts owing to the Agent, the Issuing Bank and the Lenders under any Loan Document.

          10.     THE AGENT AND THE COAGENTS

          Section 10.1      APPOINTMENT

                  Each of the Issuing Bank and each Lender hereby irrevocably designates and appoints BNY as the Agent of the Issuing Bank and such Lender under the Loan Documents and each of the Issuing Bank and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, the Issuing Bank or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

          Section 10.2     DELEGATION OF DUTIES

                  The Agent may execute any of its duties under the Loan Documents by or through agents or attorneysinfact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

          Section 10.3     EXCULPATORY PROVISIONS

                  Neither the Agent nor any of its officers, directors, employees, agents, attorneysinfact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuing Bank or any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness,

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genuineness, perfection, enforceability or sufficiency of any of the Loan
Documents or for any failure of the Borrower or any other Credit Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to the Issuing Bank or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower or any other Credit Party. The Issuing Bank and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Agent shall be instructed in writing to do so by the Issuing Bank and Required Lenders and such instructions shall be binding on the Issuing Bank and all Lenders and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

          Section 10.4     RELIANCE BY AGENT

                  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Credit Party), independent accountants and other experts selected by the Agent. The Agent may treat the Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of the Issuing Bank or such Lender, as the case may be, in its Loans, Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by the Issuing Bank or such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be

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binding upon the Issuing Bank, all the Lenders and all future holders of the
Notes and the Reimbursement Obligations.

          Section 10.5     NOTICE OF DEFAULT

                  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Agent has received written notice thereof from the Issuing Bank, a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank, the Lenders and the Borrower. The Agent shall take such action with respect to such Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem to be in the best interests of the Lenders.


                  Each of the Issuing Bank and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-infact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each of the Issuing Bank and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each of the Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Issuing Bank and/or the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or any other Credit Party which at any time may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneysinfact or affiliates.

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          Section 10.7     INDEMNIFICATION

                  Each Lender agrees to indemnify and hold harmless the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to its Outstanding Percentage (or at any time when no Loans are outstanding and there are no unpaid Reimbursement Obligations, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower or any other Credit Party pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Loans, the Notes and the Reimbursement Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been reimbursed for such costs and expenses, by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be reimbursed by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of all amounts payable under the Loan Documents.

          Section 10.8     AGENT IN ITS INDIVIDUAL CAPACITY

                  BNY and its respective affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Credit Party as though BNY were not Agent hereunder. With respect to the Commitments made or renewed by BNY and the Notes issued to, and the Reimbursement Obligations owing to, BNY, BNY shall have the same rights and powers under the Loan

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Documents as any Lender and may exercise the same as though it were not the
Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

          Section 10.9     SUCCESSOR AGENT

         If at any time the Agent deems it advisable, in its sole discretion, it may submit to the Issuing Bank and each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent, on behalf of the Issuing Bank and the Lenders may (after consultation with the Borrower) appoint a successor Agent, which successor Agent shall be a Lender. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower, the other Credit Parties, the Issuing Bank and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Issuing Bank and the Lenders entitled thereto during such time.

          Section 10.10     CO-AGENTS

         Neither Co-Agent shall have any duty or obligation under the Loan Documents. All of the provisions of this Section 10 which are applicable to the Agent shall apply, generally, to each Co-Agent, with any necessary changes in points of detail.

          11.     OTHER PROVISIONS

          Section 11.1      AMENDMENTS AND WAIVERS

                  (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment Amount of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of

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interest thereon, reduce the amount of any scheduled mandatory reduction of the
Aggregate Revolving Commitment Amount or reduce any fees, commissions or other amounts payable under the Loan Documents, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees, commissions or other amounts payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, postpone any scheduled mandatory reduction of the Aggregate Revolving Commitment Amount or postpone the Maturity Date, or extend the expiration date of any Letter of Credit beyond the Maturity Date, without the written consent of each Lender affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by the Loan Documents, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Guarantor from its guarantee under the Subsidiary Guaranty (except as expressly provided in the Subsidiary Guaranty or as a result of the termination of the existence of such Subsidiary Guarantor in a transaction permitted by Sections 8.3 or 8.4) or limit its liability in respect of such guaranty, without the written consent of each Lender or (vii) release all or substantially all of the Collateral from the Liens of the Loan
Documents, without the written consent of each Lender, provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuer hereunder without the prior written consent of the Administrative Agent or the Issuer, respectively.

                  (b) Notwithstanding anything to the contrary contained in any Loan Document, the Administrative Agent may, at any time and from time to time without the consent of any one or more of the Lenders or the Issuing Bank, (i) release any or all of the obligations of any Credit Party under the Collateral Documents in connection with (A) a Disposition of such Credit Party (other than the Borrower) permitted by Section 8.4, (B) the dissolution of such Credit Party (other than the Borrower) permitted by Section 7.3, or (C) any release specifically provided for in the Collateral Documents, and (ii) release any Collateral or any security interest therein in connection with (A) any disposition of such Collateral permitted by Section 8.4, (B) any dissolution permitted by Section 7.3, (C) any release specifically provided for in the Collateral Documents, or (D) any release of Collateral (other than cash Collateral) having a fair market value of $500,000 or less.

                  (c) No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) or (b), as applicable, of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the making of a Loan nor the issuance of a Letter of Credit shall be construed as a waiver of any Default,

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regardless of whether the Administrative Agent, the Issuing Bank or any Lender
may have had notice or knowledge of such Default at the time.

          Section 11.2     NOTICES

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, firstclass postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrower, the Agent or the Issuing Bank, addressed to the Domestic Lending Office, in the case of each Lender, or addressed to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

                      The Borrower:

                      Insight Communications Company, L.P.
                      126 East 56th Street
                      New York, New York  10022
                      Attention:        Kim D. Kelly,
                      Executive Vice President
                      and Chief Operating Officer
                      Telephone:        (212) 371-2266
                      Telecopy:         (212) 371-1549


                      with a copy to:

                      Cooperman Levitt Winikoff
                      Lester & Newman, P.C.
                      800 Third Avenue
                      New York, New York  10022
                      Attention:        Robert L. Winikoff, Esq.
                      Telephone:        (212) 688-7000
                      Telecopy:         (212) 755-2839
                      The Agent or the Issuing Bank:
                      The Bank of New York
                      One Wall Street
                      Agency Function Administration
                      18th Floor
                      New York, New York 10286
                      Attention:        Patricia Hylton
                      Telephone:        (212) 635-4975

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

                      Telecopy:         (212) 635-6365 or 6366 or 6367

                      with a copy to:

                      The Bank of New York
                      One Wall Street
                      New York, New York  10286
                      Attention:        Benjamin B. Todres,
                      Vice President
                      Telephone:        (212) 635-8745
                      Telecopy:         (212) 635-8593

except that any notice, request or demand by the Borrower to or upon the Agent, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.7 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

          Section 11.3     NO WAIVER; CUMULATIVE REMEDIES

                  No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          Section 11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN OBLIGATIONS

                  (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

                  (b) The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 11.5 and 11.8 shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of the Loans, the Reimbursement Obligations and all other amounts payable under the Loan Documents.

          Section 11.5     PAYMENT OF EXPENSES AND TAXES

                  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made or any New Letter of Credit is issued (i)

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to pay or reimburse the Agent and BNYCMI for all their respective outofpocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent, the Issuing Bank and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (c) any Default and any enforcement or collection proceedings resulting from any Event of Default or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Credit Party under any of the Loan Documents and
(d) the enforcement of this Section, (i) to pay, indemnify, and hold each Lender, the Issuing Bank and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender, the Issuing Bank and the Agent and each of their respective affiliates, officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the Letters of Credit and the enforcement and performance of the provisions of any subordination agreement involving the Agent, the Issuing Bank and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment not prohibited under applicable law; provided, however, that the Borrower shall have no obligation to pay Indemnified Liabilities to the Agent, the Issuing Bank or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents.

          Section 11.6     LENDING OFFICES

(a) Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case

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

may be, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5, 3.7 and 3.10, as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

                  (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.5, 3.7 and 3.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

          Section 11.7     ASSIGNMENTS AND PARTICIPATIONS

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Agent and the Issuing Bank must give its prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment upon or during the continuance of an Event of Default, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or the aggregate unpaid principal amount of the assigning Lender's Loans, the amount of the Commitment and the aggregate unpaid principal amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, unless the

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

Borrower and the Agent otherwise consent, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire in form and substance satisfactory to the Agent. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7, 3.10, 11.5 and 11.8). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and an assignee, the assignee's completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Issuing Bank or the Agent, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights

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and obligations under the Loan Documents (including all or a portion of its
Commitment and the Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Agent, the Issuing Bank, each other Lender and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.1(a) that affects such Participant.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 11.8     INDEMNITY

                  The Borrower agrees to defend, protect, indemnify, and hold harmless the Agent, BNYCMI, the Issuing Bank and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, Federal, state or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Borrower, any other Credit Party, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such

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

Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Borrower or any of its Subsidiaries, the Issuing Bank and/or the Agent, the capitalization of the Borrower or any of its Subsidiaries, the Commitments, the Letter of Credit Commitment, the making of, issuance of, management of and participation in the Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Loans hereunder, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebtedness of the Credit Parties under the Loan Documents.

          Section 11.9     LIMITATION OF LIABILITY

                  No claim may be made by the Borrower, any of its Subsidiaries, any other Credit Party, any Lender or other Person against the Agent, any Lender, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, such other Credit Party, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 11.10    COUNTERPARTS

                  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower, the Issuing Bank and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

          Section 11.11    ADJUSTMENTS; SET-OFF

                  (a) If the Issuing Bank or any Lender, as the case may be (a "Benefited Lender"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Loans, its Notes or the Reimbursement Obligations in excess of its Outstanding Percentage of payments then due and payable on account of the Loans, the Notes and the Reimbursement Obligations received by the Issuing Bank and all the Lenders, as the case may be, such Benefited Lender shall forthwith purchase, without recourse, for cash, from the Issuing Bank and the other Lenders such participations in their Loans and Notes (and in the case of the Issuing Bank, the Reimbursement Obligations) as shall be necessary to cause such Benefited Lender to share such excess payment with each of them according to their Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase from the Issuing Bank or such other Lenders, as the case may be, shall be rescinded and the Issuing Bank or such other Lenders, as the case may be, shall repay to such Benefited Lender the purchase price to the extent of such recovery, together with an amount equal to the Issuer's or Lender's, as applicable, pro rata share (according to the proportion of (i) the amount of the Issuing Bank's or such other Lender's, as the case may be, required repayment to (ii) the total amount so recovered from such Benefited Lender) of any interest or other amount paid or payable by such Benefited Lender in respect of the total amount so recovered. The Borrower agrees that such Benefited Lender so purchasing a participation from the Issuing Bank or such other Lenders, as the case may be, pursuant to this Section 11.11(a) may exercise such rights to payment (including the right of setoff) with respect to such participation as fully as such Benefited Lender were the direct creditor of the Borrower in the amount of such participation.

                  (b) In addition to any rights and remedies of the Issuing Bank and the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a) or (b), each of the Issuing Bank and each Lender shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Borrower and each other Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower or such other Credit Party, as the case may be, to the Issuing Bank or such Lender, as the case may be, any amount owing from the Issuing Bank or such Lender, as the case may be, to the Borrower or such other Credit Party, as the case may be, at, or at any time after, the happening of any of the abovementioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Issuing Bank or such Lender, as the case may be, against the Borrower or such other Credit Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or such other Credit Party, as the case may be, or against anyone else claiming through or against the Borrower or such other Credit Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuing Bank or such Lender, as the case may be, prior to the making, filing or issuance, or service upon the Issuing Bank or such Lender, as the case may be, of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Issuing Bank and each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          Section 11.12    CONSTRUCTION

                  Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

          Section 11.13    GOVERNING LAW

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 51401 of the General Obligations Law.

          Section 11.14    HEADINGS DESCRIPTIVE

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

          Section 11.15    SEVERABILITY

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

          Section 11.16    INTEGRATION

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and/or the Issuing Bank and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

          Section 11.17    CONSENT TO JURISDICTION

                  Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

          Section 11.18    SERVICE OF PROCESS

                  Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

          Section 11.19    NO LIMITATION ON SERVICE OR SUIT

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

          Section 11.20    WAIVER OF TRIAL BY JURY

                  EACH OF THE AGENT, THE ISSUING BANK, THE LENDERS AND THE CREDIT PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ISSUING BANK, THE AGENT, OR THE LENDERS, OR COUNSEL TO THE ISSUING BANK, THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANK, THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE ISSUING BANK, THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

          Section 11.21    TREATMENT OF CERTAIN INFORMATION

                  Each Lender, the Issuing Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any of its Subsidiaries pursuant to this Agreement which (i) is identified by such Person as being confidential at the time the same is delivered to such Lender, the Issuing Bank or the Agent, or (ii) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) on a confidential basis, to counsel to any of the Lenders, the Issuing Bank or the Agent, (c) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (d) to the Agent, the Lenders, or the Issuing Bank (e) in connection with any litigation to which any one or more of the Lenders, the Issuing Bank or the Agent is a party, (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section, or (g) to affiliates of the Agent, each Lender and the Issuing Bank.

          Section 11.22    EFFECTIVE DATE

                  This Fourth Amended and Restated Credit Agreement shall not be effective until such time (the "Effective Date") as (1) executed counterparts hereof shall have been delivered to the Agent and the Borrower by the Agent, the Issuing Bank, the Borrower and each Lender, and each of the conditions precedent set forth in Section 5 shall have been fulfilled and, (2) the Master Assignment shall have become effective in accordance with its terms.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT




                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              INSIGHT COMMUNICATIONS COMPANY, L.P.

                              By:  ICC ASSOCIATES, L.P.,
                                    the sole general partner thereof


                              By:  INSIGHT COMMUNICATIONS, INC.,
                                    the sole general partner thereof

                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                          --------------------------

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT





                              THE BANK OF NEW YORK,
                              Individually, as Issuing Bank and as Agent

                                   By:
                                       -----------------------------
                                   Name:     Benjamin Todres
                                         ---------------------------
                                   Title:    Vice President
                                          --------------------------

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT




                              CIBC INC.,
                              Individually and as CoAgent

                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:    Executive Director,
                                         ---------------------------
                                             CIBC Oppenheimer Corp.,
                                         ---------------------------
                                             As Agent
                                         ---------------------------

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT





                              FLEET BANK, N.A.,
                              Individually and as CoAgent

                                   By:
                                       -----------------------------
                                   Name:     Adam Bester
                                         ---------------------------
                                   Title:    Senior Vice President
                                         ---------------------------

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT





                              BANK OF MONTREAL


                                   By:
                                       -----------------------------
                                   Name:     Allegra Griffiths
                                         ---------------------------
                                   Title:    Director
                                         ---------------------------

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT





                              BANKBOSTON, N.A.


                                   By:
                                       -----------------------------
                                   Name:     David B. Herter
                                         ---------------------------
                                   Title:    Managing Director
                                         ---------------------------

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT





                              PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                       -----------------------------
                                   Name:     Kristen E. Talaber
                                         ---------------------------
                                   Title:    Vice President
                                         ---------------------------

                        WAIVER NO. 1 AND AMENDMENT NO. 1
                                       TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

         WAIVER NO. 1 AND AMENDMENT NO. 1 (this "Amendment"), dated as of December 21, 1998, to the Fourth Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of December 21, 1998, by and among Insight Communications Company, L.P., a Delaware limited partnership (the "Borrower"), the lenders party thereto (together with their respective assigns, the "Lenders", each a "Lender"), CIBC Inc., and Fleet Bank, N.A., as Co-Agents (collectively, the "Co-Agents"), and The Bank of New York, as administrative agent for the Lenders (in such capacity, the "Agent") and as Issuing Bank (as such term is defined in the Credit Agreement).

                                    RECITALS

         I. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement as amended hereby.

         II. In connection with the closing of the Credit Agreement the Borrower delivered a certificate stating that the Leverage Ratio at the closing of the Credit Agreement was not in excess of 5.75:1.00. The Borrower has notified the Agent that the Leverage Ratio at such closing was 5.84:1.00 and, therefore, an Event of Default occurred under Section 9.1(e) of the Credit Agreement (the "Section 9.1(e) Event of Default").

         II. The Borrower has requested a waiver of the Section 9.1(e) Event of Default and an amendment to certain provisions of the Credit Agreement, all as provided herein.

         Therefore, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Required Lenders hereby waive the Section 9.1(e) Event of Default.

         2. The following definitions contained in Section 1.1 of the Credit Agreement are amended in their entirety to read as follows:

              "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI, Pricing Level VII or Pricing Level VIII, as applicable.

              "Pricing Level I": any time when the Leverage Ratio is greater than 6.50:1.00.

              "Pricing Level II": any time when the Leverage Ratio is greater than 6.00:1.00 but less than or equal to 6.50:1.00.

              "Pricing Level III": any time when the Leverage Ratio is greater than 5.50:1.00 but less than or equal to 6.00:1.00.

              "Pricing Level IV": any time when the Leverage Ratio is greater than 5.00:1.00 but less than or equal to 5.50:1.00.

              "Pricing Level V": any time when the Leverage Ratio is greater than 4.50:1.00 but less than or equal to 5.00:1.00.

              "Pricing Level VI": any time when the Leverage Ratio is greater than 4.00:1.00 but less than or equal to 4.50:1.00.

              "Pricing Level VII": any time when the Leverage Ratio is greater than 3.50:1.00 but less than or equal to 4.00:1.00.

              "Pricing Level VIII": any time when the Leverage Ratio is less than or equal to 3.50:1.00.

         3. The definition of "Applicable Percentage" contained in Section 1.1 of the Credit Agreement is amended by replacing the table set forth therein with the following table:


                             Applicable Percentage


          Pricing Level           ABR           Eurodollar     Commitment Fee
          -------------           ---           ----------     --------------
          Pricing Level I         1.250%        2.500%         0.375%
          Pricing Level II        1.000%        2.250%         0.375%
          Pricing Level III       0.750%        2.000%         0.375%
          Pricing Level IV        0.375%        1.625%         0.375%
          Pricing Level V         0.125%        1.375%         0.250%
          Pricing Level VI        0.000%        1.250%         0.250%
          Pricing Level VII       0.000%        1.125%         0.250%
          Pricing Level VIII      0.000%        1.000%         0.250%

         4. Section 7.11(c) of the Credit Agreement is amended in its entirety to read as follows:

                    (c) Leverage Ratio. Maintain as of any day during the
               periods set forth below, a Leverage Ratio of not more than the ratios set forth below:


                           Period                        Ratio
                           ------                        -----

                    Effective Date through
                    September 29, 1999                 6.75:1.00

                    September 30, 1999 through
                    June 30, 2000                      6.00:1.00

                    July 1, 2000 through
                    December 31, 2000                  5.50:1.00

                    January 1, 2001 through
                    December 31, 2001                  5.00:1.00

                    January 1, 2002 through
                    December 31, 2002                  4.50:1.00

                    January 1, 2003 and
                    Thereafter                         4.00:1.00

         5. Paragraphs 1 - 4 of this Amendment shall not become effective until the date that the Agent shall have received this Amendment executed by the Agent, the Borrower, the Guarantors, the Issuing Bank and Required Lenders.

         6. In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.

         7. No amendment or waiver of any term or condition of the Credit Agreement herein contained shall be deemed to be an amendment or waiver of any other term or condition contained in the Credit Agreement or any other Loan Document.

         8. Each of the Borrower and the Guarantors (a) reaffirms and admits the validity, enforceability and continuation of each Loan Document to which it is a party, and its obligations thereunder, (b) agrees and admits that it has no valid defenses to or offsets against any of its obligations to the Agent, the Issuing Bank or any of the Lenders under any of the Loan Documents to which it is a party, and (c) on the date hereof, after giving effect to this Amendment, no Default exists.

         9. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

         10. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   INSIGHT COMMUNICATIONS COMPANY, L.P.

                                   By:    ICC ASSOCIATES, L.P.,
                                          the sole general partner thereof

                                   By:    INSIGHT COMMUNICATIONS, INC.,
                                          the sole general partner thereof


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   THE BANK OF NEW YORK,
                                   Individually, as Issuing Bank and as Agent


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   CIBC INC.,
                                   Individually and as CoAgent


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title: Executive Director,
                                          CIBC Oppenheimer Corp.,
                                          As Agent

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   FLEET BANK, N.A.,
                                   Individually and as CoAgent


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   BANK OF MONTREAL


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   BANKBOSTON, N.A.


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   BANKERS TRUST COMPANY


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                                AMENDMENT NO. 1
                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   ACKNOWLEDGED AND CONSENTED TO:


                                   INSIGHT FINANCE CORPORATION


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------


                                   INSIGHT HOLDINGS OF OHIO, LLC


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

         WAIVER NO. 2 AND AMENDMENT NO. 2, dated as of December 31, 1998 (this "Amendment"), to the Fourth Amended and Restated Credit Agreement, dated as of December 21, 1998, by and among Insight Communications Company, L.P., the Lenders party thereto, CIBC Inc. and Fleet Bank, N.A., as Co-Agents, and The Bank of New York, as Agent and as Issuing Bank (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").

                                    RECITALS

         I. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         II. The Borrower has requested that the Agent agree to amend the Credit Agreement upon the terms and conditions contained herein, and the Agent is willing so to agree.

         Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Agent hereby agree as follows:

         1. Section 1.1 of the Credit Agreement is amended by adding a new defined term thereto as follows:

               "Bridge Commitment Fee": the lesser of (a) the upfront commitment fee paid by the Borrower to DLJ Bridge Finance, Inc. and/or its affiliates (collectively, "DLJ") upon the acceptance by the Borrower of DLJ's offer to provide up to $350 million of bridge financing to an Affiliate of the Borrower, and (b) $3,500,000.

         2. The defined term "Adjusted Consolidated Annualized Cash Flow" contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

               "Adjusted Consolidated Annualized Cash Flow": for any fiscal quarter, four multiplied by the sum of Consolidated Annualized Cash Flow for such fiscal quarter (excluding all management fees accrued to the Borrower to the extent included therein), plus management fees that accrued to the Borrower during such fiscal quarter to the extent paid to the Borrower during such fiscal quarter or at any time thereafter but before the date of delivery, pursuant to Section 7.1(c), of the Compliance Certificate for such fiscal quarter. Notwithstanding anything to the contrary contained in this definition, for purposes of determining "Adjusted Consolidated Annualized Cash Flow" only, with respect to any fiscal quarter, all Acquisitions, Dispositions and Exchanges occurring during the quarter shall be deemed to have occurred on the first day of such quarter.

         3. Clause (ii)(c) of the defined term "Consolidated Cash Flow" contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

         (c) management fees that accrued during such period that were not paid during such period or at any time before the date of delivery, pursuant to Section 7.1(c), of the Compliance Certificate for the last full fiscal quarter included in such period.

         4. The defined term "Consolidated Interest Expense" contained in
Section 1.1 of the Credit Agreement is amended by adding the phrase "(excluding, to the extent included therein, the Bridge Commitment Fee)" immediately following the term "interest expense" contained therein.

         5. The defined term "Interest Coverage Ratio" contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

               "Interest Coverage Ratio": as of any fiscal quarter end, the ratio of (i) Consolidated Cash Flow to (ii) Consolidated Interest Expense, in each case for the period comprised of (a) for the fiscal quarter ended on December 31, 1998, the two month period ended on such fiscal quarter end, (b) for the fiscal quarter ended on March 31, 1999, the five month period ended on such fiscal quarter end, (c) for the fiscal quarter ending on June 30, 1999, for the eight month period ending on such fiscal quarter end, (d) for the fiscal quarter ending on September 30, 1999, for the eleven month period ending on such fiscal quarter end, and (e) for each fiscal quarter ending thereafter, the four consecutive fiscal quarters then ending, in each case referred to above as reflected in the financial statements in respect thereof delivered pursuant to Sections 7.1(a) or 7.1(b), as the case may be (adjusted, on a consistent basis, for purposes of calculating compliance with respect to clauses (a) through (d) above, which calculations shall be in reasonable detail and reasonably satisfactory to the Agent and the Lenders).

         6. The defined term "Consolidated Proforma Interest Expense" contained in Section 1.1 the Credit Agreement is hereby amended by adding the following immediately after the designation "(i)" contained therein:

          (A) the Bridge Commitment Fee shall, to the extent included therein, be excluded, and (B)

         7. The Agent hereby waives compliance by the Borrower with Sections 7.1(a) and 7.1(c) of the Credit Agreement with respect to the delivery of all of the items referred to therein regarding the fiscal year ended December 31, 1998, provided that all of such items are delivered in accordance with such Sections on or before May 30, 1999.

         8. Section 7.11(a) of the Credit Agreement is amended and restated in its entirety as follows:

                  (a) Interest Coverage Ratio. Maintain as of each fiscal quarter end during the periods set forth below, an Interest Coverage Ratio of not less than the ratios set forth below:


                     Period                         Ratio
                     ------                         -----

                     Effective Date through
                     June 30, 1999                  1.75:1.00

                     July 1, 1999 through
                     December 31, 1999              2.00:1.00

                     January 1, 2000 through
                     December 31, 2000              2.25:1.00

                     January 1, 2001 and            2.50:1.00
                     Thereafter

         9. Paragraphs 1 through 8 hereof shall not be effective until such time as Required Lenders and each of the Guarantors shall have consented hereto in writing.

         10. The Borrower hereby (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower and assuming the effectiveness of all of the provisions of this Amendment, no Default has occurred and is continuing, and that each of the representations and warranties made by it in the Credit Agreement is true and correct with the same effect as though such representation and warranty had been made on such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

         11. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

         12. This Amendment may be executed in any number of counterparts all of which, when taken together, shall constitute one agreement. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

         13. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE

CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.





                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   INSIGHT COMMUNICATIONS COMPANY, L.P.

                                   By:    ICC ASSOCIATES, L.P.,
                                          the sole general partner thereof

                                   By:    INSIGHT COMMUNICATIONS, INC.,
                                          the sole general partner thereof


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                   THE BANK OF NEW YORK,
                                   individually, as Issuing Bank and as Agent


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                   CIBC INC.,
                                   individually and as Co-Agent


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title: Executive Director,
                                          CIBC Oppenheimer Corp.,
                                          As Agent

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                   FLEET BANK, N.A.,
                                   individually and as Co-Agent


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                            BANK OF MONTREAL


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                            BANKBOSTON, N.A.


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.



                                   BANKERS TRUST COMPANY


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------

                        WAIVER NO. 2 AND AMENDMENT NO. 2

                      INSIGHT COMMUNICATIONS COMPANY, L.P.


                                   ACKNOWLEDGED AND CONSENTED TO:


                                   INSIGHT FINANCE CORPORATION


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------


                                   INSIGHT HOLDINGS OF OHIO, LLC


                                   By:
                                       -----------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                         ---------------------------